Page 2 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers or departures of key personnel; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10- K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as “the Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 56. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Net Operating Income Detail (NOI) 18 Debt Summary 20 Capital Structure 22 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 24 Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties/ Production Services 32 Land Properties 34 Repositioning, Redevelopment, Development and Held For Sale Properties 35 Under Construction and Future Development Projects 37 Recently Completed and Under Construction Project Images 39 Office Tenant Industry Diversification 40 Fifteen Largest Office Tenants 41 Office Property Leasing Activity 43 Commenced Office Leases with Non-Recurring Upfront Abatements 45 Uncommenced Office Leases—Next Eight Quarters 48 Backfilled Office Leases—Next Eight Quarters 49 Expiring Office Leases—Next Eight Quarters 50 Expiring Office Leases—Annual 53 Definitions and Reconciliations 54 Definitions 55 Reconciliation of Net (Loss) Income to Net Operating Income 57 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 58 Company Outlook 59 Appendix 60 Total Portfolio Company’s Share 61 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 62 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in global epicenters of innovation, media and technology. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals over 21 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation often through less capital- and time- intensive repositionings and redevelopments, although our vertically integrated platform allows us to execute on a full range of opportunities— from incremental lease-up to cutting-edge new construction. Financials (Compared to Fourth Quarter 2021) • Total revenue of $269.9 million up 12.2% compared to $240.5 million • Net loss attributable to common stockholders of $12.0 million, or $0.09 per diluted share, compared to net income to common stockholders of $8.1 million, or $0.05 per diluted share • FFO, excluding specified items, of $70.2 million, or $0.49 per diluted share, compared to $79.6 million, or $0.52 per diluted share • FFO of $66.5 million, or $0.47 per diluted share, compared to $78.7 million, or $0.51 per diluted share • AFFO of $62.1 million, or $0.43 per diluted share, compared to $72.5 million, or $0.47 per diluted share • Same-store property cash NOI of $126.9 million up 2.7% compared to $123.6 million Leasing • Executed 76 new and renewal leases totaling 517,131 square feet • GAAP rents increased 15.5% and cash rents decreased 0.5% • In-service office portfolio was 88.0% occupied and 89.7% leased • Same-store studio portfolio was 84.6% occupied and leased over the trailing 12 months Development • Cash rents commenced on Company 3's full-building, 130,000-square- foot lease at Harlow office development, and cash rents set to commence on Google's full-building, 590,000-square-foot lease at One Westside office redevelopment in second quarter 2023 • Under construction projects include Sunset Glenoaks, a 241,000-square- foot studio in Los Angeles delivering in second half of 2023, and Washington 1000, a 546,000-square-foot office tower in Seattle delivering in 2024 Dispositions • Sold 6922 Hollywood office property in Hollywood, California for $96.0 million before closing adjustments • Subsequent to the quarter, sold Skyway Landing office property in Redwood Shores, California for $102.0 million before closing adjustments Balance Sheet (As of December 31, 2022) • $0.9 billion of liquidity • $3.7 billion of Company’s share of unsecured and secured debt and preferred units (net of cash and cash equivalents) • Investment grade credit rated with 85.1% fixed or capped debt with weighted average maturity of 4.1 years including extensions • Subsequent to the quarter, repaid $110.0 million of Series A notes, and applied $102.0 million of Skyway Landing sale proceeds to repay amounts outstanding on the Company's unsecured revolving credit facility • Subsequent to the quarter, entered into an interest rate swap to fix SOFR at a rate of 3.75% effective February 1, 2023 on $172.9 million of indebtedness (pro rata share of 1918 Eighth loan) and to fix SOFR at a rate of 3.31% effective August 15, 2023 on $351.2 million of indebtedness (net pro rata share of Hollywood Media Portfolio loan) Dividend • Declared and paid dividends on common stock of $0.25 per share and on 4.750% Series C cumulative preferred stock of $0.296875 per share ESG Leadership • Awarded Nareit's Office Leader in the Light Award and recognized by Newsweek as one of Americas Most Responsible Companies 2023 • Subsequent to the quarter, included in 2023 Bloomberg Gender Equality Index 2023 Outlook • Provided full-year 2023 FFO guidance of $1.77 to $1.87 per diluted share, excluding specified items Conference Call Information: Thursday, February 9, 2023 at 11:00 AM PST / 2:00 PM EST (844) 200-6205 (U.S.) | (929) 526-1599 (International) | Passcode: 849611

# Hudson Pacific Properties, Inc.

**Supplemental Information | Fourth Quarter 2022**

## Corporate Data[(1)]

Unaudited, in thousands, except per share data

| | December 31, 2022 | September 30, 2022 | June 30, 2022 | March 31, 2022 | December 31, 2021 |
|---|---|---|---|---|---|
| Number of office properties owned | 52 | 53 | 54 | 54 | 54 |
| Office square feet[(2)] | 15,850,233 | 16,053,482 | 15,792,253 | 15,774,989 | 15,769,031 |
| Same-store office square feet[(2)(3)] | 12,823,317 | 12,821,754 | 12,818,691 | 12,836,234 | 12,258,304 |
| Same-store office leased rate as of end of period[(3)] | 89.1 % | 88.9 % | 92.2 % | 92.2 % | 93.1 % |
| Stabilized office square feet[(2)(4)] | 13,923,910 | 13,922,342 | 13,912,876 | 13,747,301 | 13,707,649 |
| Stabilized office leased rate as of end of period[(4)] | 89.9 % | 89.7 % | 92.7 % | 92.7 % | 93.8 % |
| In-service office square feet[(2)(5)] | 14,649,221 | 14,647,281 | 14,639,067 | 14,656,497 | 14,746,779 |
| In-service office leased rate as of end of period[(5)] | 89.7 % | 89.3 % | 92.3 % | 92.3 % | 92.8 % |
| Number of studio properties owned | 5 | 5 | 4 | 4 | 4 |
| Studio square feet owned[(2)] | 1,532,260 | 1,532,260 | 1,496,698 | 1,465,403 | 1,465,403 |
| Same-store studio square feet[(2)(6)] | 1,230,454 | 1,230,454 | 1,230,454 | 1,205,809 | 1,205,809 |
| Same-store studio leased rate as of end of period[(7)] | 84.6 % | 84.4 % | 84.0 % | 84.1 % | 85.7 % |
| Non-same-store studio square feet[(2)] | 35,562 | 35,562 | N/A | N/A | N/A |
| Non-same-store studio leased rate as of end of period | — % | — % | N/A | N/A | N/A |
| Number of land properties owned | 7 | 7 | 8 | 8 | 8 |
| Land properties estimated square feet[(8)] | 3,583,589 | 3,583,589 | 4,129,589 | 4,062,242 | 2,954,406 |
| Total portfolio square feet | 20,966,082 | 21,169,331 | 21,418,540 | 21,302,634 | 20,188,840 |
| Company's share of debt, net[(9)(10)] | $ 3,705,068 | $ 3,676,082 | $ 3,264,919 | $ 3,220,900 | $ 3,013,107 |
| Company's share of market capitalization[(9)(10)] | $ 5,766,871 | $ 5,819,293 | $ 6,075,463 | $ 7,873,162 | $ 7,342,670 |
| Company's share of cash adjusted EBITDAre / Company's share of debt, net[(10)] | 7.5x | 7.7x | 7.4x | 7.6x | 6.7x |
| Company's share of debt, net/Company's share of market capitalization[(9)(10)] | 64.2 % | 63.2 % | 53.7 % | 40.9 % | 41.0 % |
| **Share data:** | | | | | |
| FFO[(10)], excluding specific items, per common stock/unit—diluted[(11)] | $ 0.49 | $ 0.52 | $ 0.51 | $ 0.50 | $ 0.52 |
| Range of closing prices[(11)] | $ 9.43 - 11.87 | $ 10.75 - 15.61 | $ 14.84 - 28.00 | $ 22.54 - 28.54 | $ 23.13 - 27.83 |
| Closing price at quarter end | $ 9.73 | $ 10.95 | $ 14.84 | $ 27.75 | $ 24.71 |
| Weighted average fully diluted common stock/units outstanding[(10)] | 142,882 | 143,158 | 146,344 | 151,426 | 153,700 |
| Shares of common stock/units outstanding at end of period[(10)] | 144,736 | 145,218 | 146,213 | 148,585 | 154,753 |

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of October 1, 2021 and still owned and included in our office portfolio as of December 31, 2022.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 28, 34 and 35.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of October 1, 2021 and still owned and included in our studio portfolio as of December 31, 2022.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained.
(9) See capital structure on page 22 for additional detail.
(10) See definitions starting on page 55.
(11) For the quarter indicated.

Page 5 of 62

Page 6 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Gary Hansel Executive Vice President, Southern California Office Operations Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Jeff Stotland Executive Vice President, Global Studios Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/ Canada Office Operations

Page 7 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Equity Research Coverage Rating Agencies Fitch Ratings Stephen Boyd (212) 908-9153 Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347 BMO Capital Markets John Kim (212) 885-4115 BofA Securities Jeff Spector (646) 855-1363 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Nicholas Joseph | Michael Griffin (212) 816-1909 | (212) 816-5871 Credit Suisse Tayo Okusanya (212) 325-1402 Goldman Sachs Caitlin Burrows (212) 902-4736 Green Street Advisors Dylan Burzinski (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Todd Thomas (917) 368-2286 Mizuho Securities Vikram Malhotra (212) 282-3827 Morgan Stanley Ronald Kamdem (212) 296-8319 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Wolfe Research Andrew Rosivach (646) 582-9250

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Financial Information

Page 10 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Consolidated Balance Sheets In thousands, except share data December 31, 2022 December 31, 2021 (Unaudited) ASSETS Investment in real estate, net $ 7,175,301 $ 7,077,703 Non-real estate property, plant and equipment, net 130,289 58,469 Cash and cash equivalents 255,761 96,555 Restricted cash 29,970 100,321 Accounts receivable, net 16,820 25,339 Straight-line rent receivables, net 279,910 240,306 Deferred leasing costs and intangible assets, net 393,842 341,444 U.S. Government securities — 129,321 Operating lease right-of-use assets 401,051 287,041 Prepaid expenses and other assets, net 98,837 119,000 Investment in unconsolidated real estate entities 180,572 154,731 Goodwill 263,549 109,439 Assets associated with real estate held for sale 93,238 250,520 TOTAL ASSETS $ 9,319,140 $ 8,990,189 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,585,862 $ 3,733,903 In-substance defeased debt — 128,212 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 264,098 300,959 Operating lease liabilities 399,801 293,596 Intangible liabilities, net 34,091 42,290 Security deposits, prepaid rent and other 83,797 84,939 Liabilities associated with real estate held for sale 665 3,898 Total liabilities 5,434,450 4,653,933 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 125,044 129,449 Equity Hudson Pacific Properties, Inc. stockholders’ equity Preferred stock, $0.01 par value, 18,400,000 authorized at December 31, 2022 and 2021; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at December 31, 2022 and 2021 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,054,478 shares and 151,124,543 shares outstanding at December 31, 2022 and 2021, respectively 1,409 1,511 Additional paid-in capital 2,889,967 3,317,072 Accumulated other comprehensive loss (11,272) (1,761) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,305,104 3,741,822 Non-controlling interest—members in consolidated real estate entities 377,756 402,971 Non-controlling interest—units in the operating partnership 66,971 52,199 Total equity 3,749,831 4,196,992 TOTAL LIABILITIES AND EQUITY $ 9,319,140 $ 8,990,189

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Consolidated Statements of Operations

In thousands, except per share data

| | Three Months Ended December 31, 2022 (Unaudited) | Three Months Ended December 31, 2021 | Year Ended December 31, 2022 (Unaudited) | Year Ended December 31, 2021 |
|---|---|---|---|---|
| **REVENUES** | | | | |
| Office | | | | |
| Rental | $ 207,601 | $ 202,382 | $ 834,408 | $ 782,736 |
| Service and other revenues | 3,964 | 3,276 | 18,292 | 12,634 |
| **Total office revenues** | **211,565** | **205,658** | **852,700** | **795,370** |
| Studio | | | | |
| Rental | 17,535 | 13,513 | 59,672 | 49,985 |
| Service and other revenues | 40,827 | 21,311 | 113,852 | 51,480 |
| **Total studio revenues** | **58,362** | **34,824** | **173,524** | **101,465** |
| **Total revenues** | **269,927** | **240,482** | **1,026,224** | **896,835** |
| **OPERATING EXPENSES** | | | | |
| Office operating expenses | 78,139 | 72,796 | 308,668 | 280,334 |
| Studio operating expenses | 38,793 | 19,550 | 105,150 | 55,513 |
| General and administrative | 17,323 | 17,500 | 79,501 | 71,346 |
| Depreciation and amortization | 96,518 | 88,107 | 373,219 | 343,614 |
| **Total operating expenses** | **230,773** | **197,953** | **866,538** | **750,807** |
| **OTHER INCOME (EXPENSE)** | | | | |
| (Loss) income from unconsolidated real estate entities | (788) | 151 | 943 | 1,822 |
| Fee income | 4,850 | 898 | 7,972 | 3,221 |
| Interest expense | (48,085) | (30,139) | (149,901) | (121,939) |
| Interest income | 314 | 926 | 2,340 | 3,794 |
| Management services reimbursement income—unconsolidated real estate entities | 1,004 | 253 | 4,163 | 1,132 |
| Management services expense—unconsolidated real estate entities | (1,004) | (253) | (4,163) | (1,132) |
| Transaction-related expenses | (3,643) | (1,547) | (14,356) | (8,911) |
| Unrealized (loss) gain on non-real estate investments | (378) | 4,951 | (1,440) | 16,571 |
| Loss on sale of real estate | (1,984) | — | (2,164) | — |
| Impairment loss | — | — | (28,548) | (2,762) |
| Loss on extinguishment of debt | — | (10) | — | (6,259) |
| Other income (expense) | 4,904 | (1,006) | 8,951 | (2,553) |
| **Total other expenses** | **(44,810)** | **(25,776)** | **(176,203)** | **(117,016)** |
| **Net (loss) income** | **(5,656)** | **16,753** | **(16,517)** | **29,012** |
| Net income attributable to Series A preferred units | (153) | (153) | (612) | (612) |
| Net income attributable to Series C preferred shares | (5,047) | (2,281) | (20,431) | (2,281) |
| Net income attributable to participating securities | (300) | (260) | (1,194) | (1,090) |
| Net income attributable to non-controlling interest in consolidated real estate entities | (1,520) | (6,042) | (23,418) | (21,806) |
| Net loss attributable to redeemable non-controlling interest in consolidated real estate entities | 531 | 122 | 4,964 | 2,902 |
| Net loss (income) attributable to non-controlling interest in the operating partnership | 161 | (77) | 709 | (61) |
| **NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS** | **$ (11,984)** | **$ 8,062** | **$ (56,499)** | **$ 6,064** |
| **BASIC AND DILUTED PER SHARE AMOUNTS** | | | | |
| Net (loss) income attributable to common stockholders—basic | $ (0.09) | $ 0.05 | $ (0.39) | $ 0.04 |
| Net (loss) income attributable to common stockholders—diluted | $ (0.09) | $ 0.05 | $ (0.39) | $ 0.04 |
| Weighted average shares of common stock outstanding—basic | 140,927,597 | 152,137,508 | 143,732,433 | 151,618,282 |
| Weighted average shares of common stock outstanding—diluted | 140,927,597 | 152,271,140 | 143,732,433 | 151,943,360 |

Page 11 of 62

Page 12 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Funds from Operations(1) Unaudited, in thousands, except per share data Three Months Ended Quarter To Date December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 NET (LOSS) INCOME $ (5,656) $ (6,792) $ 3,546 $ (7,615) $ 16,753 Adjustments: Depreciation and amortization—Consolidated 96,518 93,070 91,438 92,193 88,107 Depreciation and amortization—Non-real estate assets (8,652) (5,541) (4,485) (4,432) (4,331) Depreciation and amortization—Company’s share from unconsolidated real estate entities 1,355 1,278 1,320 1,369 1,497 Loss on sale of real estate 1,984 180 — — — Impairment loss—Real estate assets — 4,795 3,250 12,003 — Unrealized loss (gain) on non-real estate investments 378 894 1,818 (1,650) (4,951) Tax impact of unrealized gain on non-real estate investment — — — — 1,973 FFO attributable to non-controlling interests (14,201) (18,261) (18,687) (20,004) (17,867) FFO attributable to preferred shares and units (5,200) (5,200) (5,200) (5,443) (2,434) FFO to common stockholders and unitholders 66,526 64,423 73,000 66,421 78,747 Specified items impacting FFO: Impairment loss—Trade name — — — 8,500 — Transaction-related expenses 3,643 9,331 1,126 256 1,547 Prior period property tax reassessment—Company’s share — 366 477 — (687) FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 70,169 $ 74,120 $ 74,603 $ 75,177 $ 79,607 Weighted average common stock/units outstanding—diluted 142,882 143,158 146,344 151,426 153,700 FFO per common stock/unit—diluted $ 0.47 $ 0.45 $ 0.50 $ 0.44 $ 0.51 FFO (excluding specified items) per common stock/unit—diluted $ 0.49 $ 0.52 $ 0.51 $ 0.50 $ 0.52

Page 13 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (1) See definitions starting on page 55. Twelve Months Ended Nine Months Ended Six Months Ended Three Months Ended Twelve Months Ended Year To Date December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 NET (LOSS) INCOME $ (16,517) $ (10,861) $ (4,069) $ (7,615) $ 29,012 Adjustments: Depreciation and amortization—Consolidated 373,219 276,701 183,631 92,193 343,614 Depreciation and amortization—Non-real estate assets (23,110) (14,458) (8,917) (4,432) (7,719) Depreciation and amortization—Company’s share from unconsolidated real estate entities 5,322 3,967 2,689 1,369 6,020 Loss on sale of real estate 2,164 180 — — Impairment loss—Real estate assets 20,048 20,048 15,253 12,003 2,762 Unrealized loss (gain) on non-real estate investments 1,440 1,062 168 (1,650) (16,571) Tax impact of unrealized gain on non-real estate investment — — — — 3,849 FFO attributable to non-controlling interests (71,100) (56,934) (38,687) (20,004) (64,388) FFO attributable to preferred shares and units (21,043) (15,843) (10,643) (5,443) (2,893) FFO to common stockholders and unitholders 270,423 203,862 139,425 66,421 293,686 Specified items impacting FFO: Impairment loss—Trade name 8,500 8,500 8,500 8,500 — Transaction-related expenses 14,356 10,713 1,382 256 8,911 Prior period property tax reassessment—Company’s share 786 786 451 — (581) Debt extinguishment cost—Company’s share — — — — 3,187 FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 294,065 $ 223,861 $ 149,758 $ 75,177 $ 305,203 Weighted average common stock/units outstanding—diluted 145,712 147,068 149,249 151,426 153,332 FFO per common stock/unit—diluted $ 1.86 $ 1.39 $ 0.93 $ 0.44 $ 1.92 FFO (excluding specified items) per common stock/unit—diluted $ 2.02 $ 1.52 $ 1.00 $ 0.50 $ 1.99 Funds from Operations(1) (continued) Unaudited, in thousands, except per share data

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

## Adjusted Funds from Operations[1]

**Unaudited, in thousands**

| Quarter To Date | | December 31, 2022 | | September 30, 2022 | | Three Months Ended June 30, 2022 | | March 31, 2022 | | December 31, 2021 |
|---|---|---|---|---|---|---|---|---|---|---|
| **FFO** | $ | 66,526 | $ | 64,423 | $ | 73,000 | $ | 66,421 | $ | 78,747 |
| **FFO (excluding specified items)** | $ | 70,169 | $ | 74,120 | $ | 74,603 | $ | 75,177 | $ | 79,607 |
| Adjustments: | | | | | | | | | | |
| GAAP non-cash revenue (straight-line rent and above-below-market rents) | | (3,208) | | (4,748) | | (9,770) | | (11,990) | | (6,337) |
| GAAP non-cash expense (straight-line rent expense and above-below-market ground rent) | | 1,925 | | 1,457 | | 970 | | 966 | | 821 |
| Non-real estate depreciation and amortization | | 8,652 | | 5,541 | | 4,485 | | 4,432 | | 4,331 |
| Amortization of deferred financing costs and loan discounts/ premiums, net | | 2,439 | | 2,478 | | 2,407 | | 2,403 | | 2,029 |
| Non-cash compensation expense | | 6,480 | | 6,494 | | 5,993 | | 5,329 | | 5,445 |
| Recurring capital expenditures, tenant improvements and lease commissions | | (24,356) | | (29,574) | | (18,386) | | (17,499) | | (13,384) |
| **AFFO** | **$** | **62,101** | **$** | **55,768** | **$** | **60,302** | **$** | **58,818** | **$** | **72,512** |
| Dividends paid to common stock and unitholders | $ | 36,039 | $ | 36,040 | $ | 36,406 | $ | 36,942 | $ | 38,647 |
| AFFO payout ratio | | 58.0 % | | 64.6 % | | 60.4 % | | 62.8 % | | 53.3 % |

| Year To Date | | Twelve Months Ended December 31, 2022 | | Nine Months Ended September 30, 2022 | | Six Months Ended June 30, 2022 | | Three Months Ended March 31, 2022 | | Twelve Months Ended December 31, 2021 |
|---|---|---|---|---|---|---|---|---|---|---|
| **FFO** | $ | 270,423 | | 203,862 | $ | 139,425 | $ | 66,421 | $ | 293,686 |
| **FFO (excluding specified items)** | $ | 294,065 | $ | 223,861 | $ | 149,758 | $ | 75,177 | $ | 305,203 |
| Adjustments: | | | | | | | | | | |
| GAAP non-cash revenue (straight-line rent and above-below-market rents) | | (29,716) | | (26,508) | | (21,760) | | (11,990) | | (25,448) |
| GAAP non-cash expense (straight-line rent expense and above-below-market ground rent) | | 5,318 | | 3,393 | | 1,936 | | 966 | | 3,255 |
| Non-real estate depreciation and amortization | | 23,110 | | 14,458 | | 8,917 | | 4,432 | | 7,719 |
| Amortization of deferred financing costs and loan discounts/ premiums, net | | 9,727 | | 7,288 | | 4,810 | | 2,403 | | 7,305 |
| Non-cash compensation expense | | 24,296 | | 17,816 | | 11,322 | | 5,329 | | 21,163 |
| Recurring capital expenditures, tenant improvements and lease commissions | | (89,815) | | (65,459) | | (35,885) | | (17,499) | | (62,880) |
| **AFFO** | **$** | **236,985** | **$** | **174,849** | **$** | **119,098** | **$** | **58,818** | **$** | **256,317** |
| Dividends paid to common stock and unitholders | $ | 145,427 | $ | 109,388 | $ | 73,348 | $ | 36,942 | $ | 154,500 |
| AFFO payout ratio | | 61.4 % | | 62.6 % | | 61.6 % | | 62.8 % | | 60.3 % |

(1) See definitions starting on page 55.

Page 14 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Same-Store Property Performance—Consolidated[1]

**Unaudited, in thousands, except number of properties and square feet**

**SAME-STORE STATISTICS**

| | Three Months Ended December 31, | | | Year Ended December 31, | | |
|---|---|---|---|---|---|---|
| | 2022 | 2021 | % change | 2022 | 2021 | % change |
| **SAME-STORE OFFICE STATISTICS[2][3]** | | | | | | |
| Number of properties | 42 | 42 | | 42 | 42 | |
| Rentable square feet | 11,311,594 | 11,311,594 | | 11,311,594 | 11,311,594 | |
| Ending % leased | 88.3 % | 92.7 % | (4.4)% | 88.3 % | 92.7 % | (4.4)% |
| Ending % occupied | 86.9 % | 91.5 % | (4.6)% | 86.9 % | 91.5 % | (4.6)% |
| Average % occupied for the period | 86.5 % | 91.6 % | (5.1)% | 89.0 % | 92.3 % | (3.3)% |
| **SAME-STORE STUDIO STATISTICS[4]** | | | | | | |
| Number of properties | 3 | 3 | | 3 | 3 | |
| Rentable square feet | 1,230,454 | 1,230,454 | | 1,230,454 | 1,230,454 | |
| Average % occupied for the period[5] | 84.6 % | 85.7 % | (1.1)% | 84.6 % | 85.7 % | (1.1)% |

**SAME-STORE ANALYSIS—NET OPERATING INCOME**

| | Three Months Ended December 31, | | | Year Ended December 31, | | |
|---|---|---|---|---|---|---|
| | 2022 | 2021 | % change | 2022 | 2021 | % change |
| **SAME-STORE NET OPERATING INCOME[6]** | | | | | | |
| Total office revenues | $ 178,264 | $ 181,631 | (1.9)% | $ 715,617 | $ 713,769 | 0.3 % |
| Total studio revenues | 22,082 | 20,769 | 6.3 | 85,397 | 80,395 | 6.2 |
| **Same-store revenues** | **200,346** | **202,400** | **(1.0)** | **801,014** | **794,164** | **0.9** |
| | | | | | | |
| Total office expenses | 66,960 | 62,933 [7] | 6.4 | 259,181 [8] | 244,392 [8] | 6.1 |
| Total studio expenses | 12,798 | 12,236 | 4.6 | 49,770 [9] | 45,115 [9] | 10.3 |
| **Same-store expenses** | **79,758** | **75,169** | **6.1** | **308,951** | **289,507** | **6.7** |
| | | | | | | |
| **Same-store office net operating income** | **111,304** | **118,698** | **(6.2)** | **456,436** | **469,377** | **(2.8)** |
| NOI margin | 62.4 % | 65.4 % | (3.0) | 63.8 % | 65.8 % | (2.0) |
| **Same-store studio net operating income** | **9,284** | **8,533** | **8.8** | **35,627** | **35,280** | **1.0** |
| NOI margin | 42.0 % | 41.1 % | 0.9 | 41.7 % | 43.9 % | (2.2) |
| **TOTAL SAME-STORE NET OPERATING INCOME** | **$ 120,588** [10] | **$ 127,231** [10] | **(5.2)%** | **$ 492,063** [11] | **$ 504,657** [11] | **(2.5)%** |
| NOI margin | 60.2 % | 62.9 % | (2.7) | 61.4 % | 63.5 % | (2.1) |

Page 15 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

## SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

| | Three Months Ended December 31, | | | Year Ended December 31, | | |
|---|---|---|---|---|---|---|
| | 2022 | 2021 | % change | 2022 | 2021 | % change |
| **SAME-STORE NET OPERATING INCOME (CASH BASIS)** | | | | | | |
| Total office cash revenues | $ 183,858 | $ 177,619 | 3.5 % | $ 716,642 | $ 690,951 | 3.7 % |
| Total studio cash revenues | 21,677 | 20,113 | 7.8 | 83,343 | 78,877 | 5.7 |
| **Same-store cash revenues** | **205,535** | **197,732** | **3.9** | **799,985** | **769,828** | **3.9** |
| Total office cash expenses | 66,028 | 62,011 [7] | 6.5 | 255,451 [8] | 240,664 [8] | 6.1 |
| Total studio cash expenses | 12,558 | 12,157 | 3.3 | 49,321 [9] | 44,799 [9] | 10.1 |
| **Same-store cash expenses** | **78,586** | **74,168** | **6.0** | **304,772** | **285,463** | **6.8** |
| **Same-store office net operating income (cash basis)** | **117,830** | **115,608** | **1.9** | **461,191** | **450,287** | **2.4** |
| NOI margin | 64.1 % | 65.1 % | (1.0) | 64.4 % | 65.2 % | (0.8) |
| **Same-store studio net operating income (cash basis)** | **9,119** | **7,956** | **14.6** | **34,022** | **34,078** | **(0.2)** |
| NOI margin | 42.1 % | 39.6 % | 2.5 | 40.8 % | 43.2 % | (2.4) |
| **SAME-STORE NET OPERATING INCOME (CASH BASIS)** | **$ 126,949** [10] | **$ 123,564** [10] | **2.7 %** | **$ 495,213** [11] | **$ 484,365** [11] | **2.2 %** |
| NOI margin | 61.8 % | 62.5 % | (0.7) | 61.9 % | 62.9 % | (1.0) |

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended December 31, 2022 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2021 and still owned and included in the stabilized office portfolio as of December 31, 2022. Same-store office for the 12 months ended December 31, 2022 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2021 and still owned and included in the stabilized office portfolio as of December 31, 2022.
(3) See pages 27 and 28 for same-store office properties.
(4) Same-store studio for the three months ended December 31, 2022 defined as all properties owned and included in our studio portfolio as of October 1, 2021 and still owned and included in our studio portfolio as of December 31, 2022. Same-store studio for the 12 months ended December 31, 2022 defined as all properties owned and included in our studio portfolio as of January 1, 2021 and still owned and included in our studio portfolio as of December 31, 2022.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended December 31, 2022.
(6) See page 57 for the reconciliation of net (loss) income to net operating income (NOI).
(7) Same-store office expenses for the three months ended December 31, 2021 included property tax savings of $0.5 million resulting from reassessments at Ferry Building. Adjusted for this, the consolidated same-store office net operating income and consolidated same-store office net operating income (cash basis) percentage change for the three months ended December 31, 2022 would have been (5.8)% and 2.4%, respectively.
(8) Same-store office expenses for the 12 months ended December 31, 2022 included a property tax increase of $0.2 million resulting from reassessments at Ferry Building. Same-store office expenses for the 12 months ended December 31, 2021 included a property tax increase of $1.0 million resulting from reassessments at ICON and CUE and a property tax savings of $0.4 million resulting from reassessments at Ferry Building. Adjusted for these items, the consolidated same-store office net operating income and consolidated same-store office net operating income (cash basis) percentage change for the 12 months ended December 31, 2022 would have been (2.8)% and 2.3%, respectively.
(9) Same-store studio expenses for the 12 months ended December 31, 2022 included property tax increases of $0.8 million resulting from reassessments at Sunset Gower Studios. Same-store studio expenses for the 12 months ended December 31, 2021 included a property tax increase of $0.4 million resulting from reassessments at Sunset Gower Studios and a prior year property tax reduction of $1.4 million at Sunset Las Palmas Studios. Adjusted for these items, the consolidated same-store studio net operating income and consolidated same-store studio net operating income (cash basis) percentage change for the 12 months ended December 31, 2022 would have been 6.3% and 5.4%, respectively.

Page 16 of 62

Page 17 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Same-Store Property Performance—Consolidated(1) (continued) Unaudited, in thousands, except number of properties and square feet (10) Adjusted for the above-mentioned tax related items and net operating income associated with Qualcomm vacating 376,817 square feet at Skyport Plaza, the consolidated same-store net operating income and consolidated same-store net operating income (cash basis) percentage change for the three months ended December 31, 2022 would have been 0.3% and 9.3%, respectively. (11) Adjusted for the above-mentioned tax related items and net operating income associated with Qualcomm vacating 376,817 square feet at Skyport Plaza the consolidated same-store net operating income and consolidated same-store net operating income (cash basis) percentage change for the 12 months ended December 31, 2022 would have been (0.7)% and 4.4%, respectively.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Net Operating Income Detail (NOI)

**Three Months Ended December 31, 2022 | Unaudited, in thousands, except square feet**

| | Same-Store Office [1] | Same-Store Studio[2] | Non-Same-Store Office[3] | Non-Same-Store Studio[4] | Repositioning/ Redevelopment /Development[5] | Lease-Up[3] | Held-for-Sale[5] | Total Properties |
|---|---|---|---|---|---|---|---|---|
| **REVENUE** | | | | | | | | |
| Cash rent | $ 148,162 | $ 12,326 | $ 7,583 | $ 4,544 | $ — | $ 8,349 | $ 1,251 | $ 182,215 |
| Cash tenant recoveries | 31,850 | 268 | 3,395 | (8) | — | 1,538 | 5 | 37,048 |
| Straight-line rent | (6,773) | 414 | 11,698 | — | — | (713) | (70) | 4,556 |
| Amortization of above-market and below-market leases, net | 1,469 | — | 141 | — | — | 30 | — | 1,640 |
| Amortization of lease incentive costs | (290) | (9) | (3) | — | — | (21) | — | (323) |
| **Total rental revenue** | **174,418** | **12,999** | **22,814** | **4,536** | **—** | **9,183** | **1,186** | **225,136** |
| Service and other revenues | 3,846 | 9,083 | 110 | 31,744 | 2 | 6 | — | 44,791 |
| **Total revenue** | **178,264** | **22,082** | **22,924** | **36,280** | **2** | **9,189** | **1,186** | **269,927** |
| **OPERATING EXPENSES** | | | | | | | | |
| Property operating expenses | 66,028 | 12,558 | 5,517 | 25,054 | — | 5,123 | 367 | 114,647 |
| Straight-line rent | 325 | — | 77 | — | — | — | — | 402 |
| Non-cash compensation expense | 21 | 240 | 4 | — | — | — | — | 265 |
| Amortization of above-market and below-market ground leases, net | 586 | — | 89 | 941 | — | 2 | — | 1,618 |
| **Total operating expenses** | **66,960** | **12,798** | **5,687** | **25,995** | **—** | **5,125** | **367** | **116,932** |
| **TOTAL CONSOLIDATED NOI[6]** | **$ 111,304** | **$ 9,284** | **$ 17,237** | **$ 10,285** | **$ 2** | **$ 4,064** | **$ 819** | **$ 152,995** |
| **ADD: COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY** | — | — | 2,635 [7] | — | — | — | — | 2,635 |
| **LESS: TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTEREST** | 17,503 [8] | 4,212 [9] | 3,553 [10] | — | — | — | — | 25,268 |
| **TOTAL COMPANY'S SHARE OF NOI** | **$ 93,801** | **$ 5,072** | **$ 16,319** | **$ 10,285** | **$ 2** | **$ 4,064** | **$ 819** | **$ 130,362** |
| Square feet[11] | 11,311,594 | 1,230,454 | 1,100,593 | 35,562 | 979,259 | 725,311 | 246,997 | 15,629,770 |
| Ending % leased | 88.3 % | 84.6 % | 99.1 % | — % | 2.0 % | 87.2 % | 30.1 % | 82.2 % |
| Ending % occupied | 86.9 % | 84.6 % | 99.1 % | — % | — % | 76.9 % | 30.1 % | 80.6 % |
| NOI margin | 62.4 % | 42.0 % | 75.2 % | 28.3 % | 100.0 % | 44.2 % | 69.1 % | 56.7 % |
| **RECONCILIATION TO CASH NOI** | | | | | | | | |
| **TOTAL NOI** | **$ 111,304** | **$ 9,284** | **$ 17,237** | **$ 10,285** | **$ 2** | **$ 4,064** | **$ 819** | **$ 152,995** |
| Straight-line rent, net | 7,098 | (414) | (11,621) | — | — | 713 | 70 | (4,154) |
| Non-cash compensation expense | 21 | 240 | 4 | — | — | — | — | 265 |
| Amortization of above-market and below-market leases, net | (1,469) | — | (141) | — | — | (30) | — | (1,640) |
| Amortization of lease incentive costs | 290 | 9 | 3 | — | — | 21 | — | 323 |
| Amortization of above-market and below-market ground leases, net | 586 | — | 89 | 941 | — | 2 | — | 1,618 |
| **TOTAL CONSOLIDATED CASH NOI** | **$ 117,830** | **$ 9,119** | **$ 5,571** | **$ 11,226** | **$ 2** | **$ 4,770** | **$ 889** | **$ 149,407** |

Page 18 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Net Operating Income Detail (NOI) (continued)

Three Months Ended December 31, 2022 | Unaudited, in thousands, except square feet

| | Same-Store Office [(1)] | Same-Store Studio[(2)] | Non-Same-Store Office[(3)] | Non-Same-Store Studio[(4)] | Repositioning/ Redevelopment /Development[(5)] | Lease-Up[(3)] | Held-for-Sale[(5)] | Total Properties |
|---|---|---|---|---|---|---|---|---|
| ADD: COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY | — | — | 1,749 [(7)] | — | — | — | — | 1,749 |
| LESS: TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS | 17,702 [(8)] | 4,048 [(9)] | 734 [(10)] | — | — | — | — | 22,484 |
| TOTAL COMPANY'S SHARE OF CASH NOI | $ 100,128 | $ 5,071 | $ 6,586 | $ 11,226 | $ 2 | $ 4,770 | $ 889 | $ 128,672 |

(1) See pages 27 and 28 for same-store office for the three months ended December 31, 2022. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(3) See page 28 for non-same-store office and lease-up properties.
(4) Included as part of non-same store studio are the net operating income results for Quixote (includes the business formerly known as Zio and Star Waggons).
(5) See page 35 for repositioning, redevelopment, development and held for sale properties.
(6) See pages 57 for all non-GAAP NOI reconciliations.
(7) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars ("CAD") to United States Dollars ("USD") using the average monthly foreign currency exchange rate for the period presented.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7, Ferry Building and 1918 Eighth. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC.
(9) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(10) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. We own 51% of the ownership interest in the consolidated joint venture that owns Harlow.
(11) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint ventures, Bentall Centre and Sunset Glenoaks Studios.

Page 19 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Debt Summary

As of December 31, 2022 | Unaudited, in thousands

## Unsecured revolving credit facility

| | Principal Amount[(1)] | Interest Rate[(2)(3)] | Contractual Maturity Date[(4)] | Annual Debt Service[(1)] | Balance at Maturity | Capacity | Undrawn Capacity |
|---|---|---|---|---|---|---|---|
| Unsecured revolving credit facility[(5)(6)] | $ 385,000 | SOFR + 1.15% to 1.60% | 12/21/2026 | $ — | $ 385,000 | $ 1,000,000 | $ 615,000 |

## Unsecured private placement

| | Principal Amount[(1)] | Interest Rate[(2)] | Contractual Maturity Date | Annual Debt Service[(1)] | Balance at Maturity |
|---|---|---|---|---|---|
| Series A notes[(7)] | $ 110,000 | 4.34% | 1/2/2023 | $ 4,774 | $ 110,000 |
| Series B notes | 259,000 | 4.69% | 12/16/2025 | 12,147 | 259,000 |
| Series C notes | 56,000 | 4.79% | 12/16/2027 | 2,682 | 56,000 |
| Series D notes | 150,000 | 3.98% | 7/6/2026 | 5,970 | 150,000 |
| Series E notes | 50,000 | 3.66% | 9/15/2023 | 1,830 | 50,000 |
| **TOTAL** | **$ 625,000** | | | **$ 27,403** | **$ 625,000** |

## Unsecured registered senior notes

| | Principal Amount[(1)] | Interest Rate[(2)] | Contractual Maturity Date | Annual Debt Service[(1)] | Balance at Maturity | Issue Price as Percentage of Par | Effective Yield |
|---|---|---|---|---|---|---|---|
| 3.95% Registered senior notes—October 2017 | $ 400,000 | 3.95% | 11/1/2027 | $ 15,800 | $ 400,000 | 99.815 % | 3.97% |
| 4.65% Registered senior notes—February 2019 | 500,000 | 4.65% | 4/1/2029 | 23,250 | 500,000 | 100.427 % | 4.61% |
| 3.25% Registered senior notes—October 2019 | 400,000 | 3.25% | 1/15/2030 | 13,000 | 400,000 | 99.268 % | 3.46% |
| 5.95% Registered senior notes—September 2022[(8)] | 350,000 | 5.95% | 2/15/2028 | 20,825 | 350,000 | 99.614 % | 6.23% |
| **TOTAL** | **$ 1,650,000** | | | **$ 72,875** | **$ 1,650,000** | | |

## Secured notes

| | Principal Amount[(1)] | Interest Rate[(2)] | Contractual Maturity Date | Annual Debt Service[(1)] | Balance at Maturity | Company's Share | Undrawn Capacity |
|---|---|---|---|---|---|---|---|
| Hollywood Media Portfolio[(9)(10)] | $ 1,100,000 | LIBOR + 0.99% | 8/9/2026 | $ — | $ 1,100,000 | $ 561,000 | $ — |
| Acquired Hollywood Media Portfolio debt[(9)(10)] | (209,814) | LIBOR + 1.55% | 8/9/2026 | — | (209,814) | (209,814) | — |
| **Hollywood Media Portfolio, net** | **890,186** | | | **—** | **890,186** | **351,186** | **—** |
| One Westside and 10850 Pico[(11)] | 316,602 | SOFR + 1.60% | 12/18/2024 | — | 316,602 | 237,452 | 97,998 |
| Element LA | 168,000 | 4.59% | 11/6/2025 | 7,716 | 168,000 | 168,000 | — |
| 1918 Eighth[(12)] | 314,300 | SOFR + 1.40% | 12/18/2025 | — | 314,300 | 172,865 | — |
| Hill7[(13)] | 101,000 | 3.38% | 11/6/2028 | 3,414 | 101,000 | 55,550 | — |
| Quixote | 160,000 | 5.00% | 12/31/2023 | 8,000 | 160,000 | 160,000 | — |
| **TOTAL** | **$ 1,950,088** | | | **$ 19,130** | **$ 1,950,088** | **$ 1,145,053** | **$ 97,998** |

Page 20 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Debt Summary (continued)

As of December 31, 2022 | Unaudited, in thousands

## Other consolidated debt

| | Principal Amount[(1)] | Interest Rate[(2)] | Contractual Maturity Date[(4)] | Annual Debt Service[(1)] | Balance at Maturity | Company's Share |
|---|---|---|---|---|---|---|
| Joint venture debt[(14)] | 66,136 | 4.50% | 10/9/2032 | $ 2,976 | $ 66,136 | $ — |

## Unconsolidated debt

| | Principal Amount[(1)] | Interest Rate[(2)] | Contractual Maturity Date | Annual Debt Service[(1)] | Balance at Maturity | Company's Share |
|---|---|---|---|---|---|---|
| Bentall Centre[(15)] | $ 490,319 | CDOR + 1.75% | 7/1/2024 | $ — | $ 490,319 | $ 98,064 |
| Sunset Glenoaks Studios[(16)] | 41,318 | SOFR + 3.10% | 1/9/2025 | $ — | $ 41,318 | $ 20,659 |

(1) See definitions starting on page 55.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. See page 25 for detail around our interest rate hedging instruments.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2022, no such election had been made.
(4) Maturity dates include the effect of extension options.
(5) Includes the option to extend the initial maturity date of December 21, 2025 twice for an additional six-month term each.
(6) On February 6, 2023, the Company made a $102.0 million repayment on this facility.
(7) On January 3, 2023, the Company repaid the Series A notes in full.
(8) An amount equal to the net proceeds from the 5.95% Registered senior notes has been allocated to new or existing eligible green projects.
(9) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $1.1 billion mortgage loan secured by the Hollywood Media Portfolio. The Company purchased bonds comprising the loan in the amount of $209.8 million. On January 12, 2023, the Company entered into an interest rate swap agreement to fix SOFR at a rate of 3.31% effective as of August 15, 2023 through June 15, 2026 on $351.2 million, which amount corresponds to our pro rata share of the loan secured by the Hollywood Media Portfolio, net of the amount of such loan held by the Company.
(10) Includes the option to extend the initial maturity date of August 9, 2023 three times for an additional one-year term each.
(11) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. This loan includes the option to extend the initial maturity date of December 18, 2023 twice for an additional six-month term each.
(12) We own 55% of the ownership interest in the consolidated joint venture that owns the 1918 Eighth property. The loan is interest-only through the five-year term. On January 12, 2023, the Company entered into an interest rate swap agreement to fix SOFR at a rate of 3.75% effective as of February 1, 2023 through October 18, 2025 on $172.9 million, which amount corresponds to its pro rata share of the loan secured by the 1918 Eighth property.
(13) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(14) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. This loan includes the option to extend the initial maturity date of October 9, 2028 twice for an additional two-year term each.
(15) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance is shown in USD using the foreign currency exchange rate as of December 31, 2022.
(16) We own 50% of the ownership interest in the unconsolidated real estate investment that owns the Sunset Glenoaks Studios development. This loan has an initial interest rate of SOFR + 3.10% per annum until the construction at Sunset Glenoaks Studios is complete and certain performance target have been met, at which time the effective interest rate will decrease to SOFR + 2.50%. The loan is interest-only through its term. The total capacity of the loan is $100.6 million. As of December 31, 2022 we have $59.3 million undrawn.

Page 21 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Capital Structure

**As of December 31, 2022 | Unaudited, in thousands, except share data and percentages**

| | Shares/Units | | Aggregate Principal Amount or $ Equivalent |
|---|---|---|---|
| Unsecured revolving credit facility | | $ | 385,000 |
| Unsecured private placement | | | 625,000 |
| Unsecured registered senior notes | | | 1,650,000 |
| Secured debt[(1)(2)] | | | 1,950,088 |
| **Total Consolidated unsecured and secured debt[(3)]** | | **$** | **4,610,088** |
| Add: Series A preferred units | 392,598 | | 9,815 |
| **Total Consolidated debt[(3)]** | | **$** | **4,619,903** |
| Less: Cash and cash equivalents | | | (255,761) |
| **Total Consolidated debt, net[(3)]** | | **$** | **4,364,142** |
| Add: Company's share of unconsolidated real estate entity debt[(4)] | | | 118,723 |
| Less: Partners' share of consolidated debt[(5)] | | | (805,036) |
| Less: Company's share of unconsolidated real estate entity cash and cash equivalents[(4)] | | | (13,777) |
| Add: Partners' share of cash and cash equivalents[(5)] | | | 41,016 |
| **Company's share of debt, net[(3)]** | | **$** | **3,705,068** |
| | | | |
| **EQUITY** | | | |
| Series C cumulative redeemable preferred stock | 17,000,000 | $ | 425,000 |
| Common stock | 141,054,478 | | 1,372,460 |
| Operating partnership units | 2,191,842 | | 21,327 |
| Restricted stock and units | 667,493 | | 6,495 |
| Dilutive shares[(3)] | 822,051 | | 7,999 |
| **TOTAL EQUITY** | **161,735,864** | **$** | **1,833,281** [(6)] |
| **CONSOLIDATED MARKET CAPITALIZATION[(3)]** | | **$** | **6,453,184** |
| **COMPANY'S SHARE OF MARKET CAPITALIZATION[(3)]** | | **$** | **5,766,871** |
| **CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION** | | | **67.6 %** |
| **COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION** | | | **64.2 %** |

(1) On January 12, 2023, the Company entered into an interest rate swap agreement to fix SOFR at a rate of 3.75% effective as of February 1, 2023 through October 18, 2025 on $172.9 million of indebtedness, which amount corresponds to our pro rata share of the loan secured by the 1918 Eighth property.
(2) On January 12, 2023, the Company entered into an interest rate swap agreement to fix SOFR at a rate of 3.31% effective as of August 15, 2023 through June 15, 2026 on $351.2 million of indebtedness, which amount corresponds to our pro rata share of the loan secured by the Hollywood Media Portfolio, net of the amount of such loan held by the Company.
(3) See definitions starting on page 55.
(4) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entities. Amounts denominated in CAD and GBP have been converted to USD using the applicable foreign currency exchange rate as of December 31, 2022.

Page 22 of 62

Page 23 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Capital Structure As of December 31, 2022 | Unaudited, in thousands, except share data and percentages (5) Amount is calculated based on the outside partners’ percentage ownership interest in the consolidated joint venture entities. (6) Value of stock, operating partnership units, restricted stock and units and dilutive shares are calculated based on December 30, 2022 closing price of $9.73 per share of common stock.

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

## Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

**Unaudited, in thousands**


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$-
$320,000
$335,515(2)
$620,524
$886,186(3)
$456,000
$405,550
$500,000
$400,000
2022
2023
2024
2025
2026
2027
2028
2029
2030 +

**DEBT COMPOSITION**

| | Amount | % of Total Debt | Weighted Average Interest Rate[4] | Weighted Average Years to Maturity |
|---|---|---|---|---|
| **COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]** | | | | |
| Unsecured debt | $ 2,660,000 | 67.8% | 4.5% | 4.8 |
| Secured debt | 1,263,775 | 32.2 | 4.7% | 2.7 |
| **TOTAL** | **$ 3,923,775** | **100.0%** | | 4.1 |
| **COMPANY'S SHARE OF FIXED, CAPPED AND FLOATING-RATE DEBT** | | | | |
| Fixed[5] | $ 2,658,550 | 67.8% | 4.4% | 4.6 |
| Capped[6] | 679,723 | 17.3% | 4.7% | 3.2 |
| Floating | 585,502 | 14.9 | 5.0% | 2.9 |
| **TOTAL** | **$ 3,923,775** | **100.0%** | | 4.1 |
| Weighted average stated interest rate[4] | | | 4.6% | |
| GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[7] | | | 4.8% | |

**DEBT COVENANT COMPLIANCE**

| | Covenant | Actual Performance |
|---|---|---|
| **UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[8]** | | |
| Total liabilities to total asset value | ≤ 60% | 44.2% |
| Unsecured indebtedness to unencumbered asset value | ≤ 60% | 46.3% |
| Adjusted EBITDA to fixed charges | ≥ 1.5x | 3.0x |
| Secured indebtedness to total asset value | ≤ 45% | 19.7% |
| Unencumbered NOI to unsecured interest expense | ≥ 2.0x | 2.6x |
| **UNSECURED REGISTERED SENIOR NOTES[9]** | | |
| Debt to total assets | ≤ 60% | 47.6% |
| Total unencumbered assets to unsecured debt | ≥ 150% | 220.2% |
| Consolidated income available for debt service to annual debt service charge | ≥ 1.5x | 3.0x |
| Secured debt to total assets | ≤ 45% | 20.7% |

Page 24 of 62

Page 25 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (1) Maturity dates include the effect of extension options. Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) unamortized deferred financing costs and loan discounts/premiums, and (ii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of December 31, 2022. (2) Includes the option to extend the initial maturity date of December 18, 2023 with respect to the One Westside and 10850 Pico loan twice for an additional six-month term each. (3) Includes the option to extend the initial maturity date of August 9, 2023 with respect to the $351.2 million Hollywood Media Portfolio loan. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. Also, reflected is the extension of the initial maturity date of December 25, 2025 with respect to the unsecured revolving credit facility twice for an additional six-month term each. On February 6, 2023, the Company made a $102.0 million repayment on this facility. (4) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Debt with a variable interest rate component reflects LIBOR, SOFR, or CDOR as of December 31, 2022, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap or is subject to a rate which is above the capped rate (see footnote 5 below), in which case the rate with respect to such debt is calculated based on the swapped or capped rate, as applicable. (5) Fixed debt includes debt subject to interest rate swaps. On January 12, 2023, the Company entered into an interest rate swap agreement to fix SOFR at a rate of 3.75% effective as of February 1, 2023 through October 18, 2025 on $172.9 million, which amount corresponds to its pro rata share of the loan secured by the 1918 Eighth property. In addition, on January 12, 2023, the Company entered into an interest rate swap agreement to fix SOFR at a rate of 3.31% effective as of August 15, 2023 through June 15, 2026 on $351.2 million, which amount corresponds to our pro rata share of the loan secured by the Hollywood Media Portfolio, net of the amount of such loan held by the Company. Adjusting the composition of our debt as of December 31, 2022 on a pro forma basis to reflect the effect of fixing our pro rata share of the loans secured by the 1918 Eighth and Hollywood Media Portfolio along with the January 3, 2023 repayment of the Series A notes and February 7, 2023, $102.0 million paydown on the unsecured revolving credit facility, our fixed rate debt would be approximately 82.8% and fixed and capped debt would be approximately 86.0% of our total debt, respectively. (6) Capped debt includes all debt with interest rate caps on the LIBOR, SOFR, or CDOR component of the interest rate. As of December 31, 2022, our interest rate caps include the following LIBOR, SOFR, or CDOR caps: (i) 3.50% on $561.0 million (corresponding to our ratable share of the Hollywood Media Portfolio loan), (ii) 4.56% on $98.1 million (corresponding to our ratable share of the Bentall Centre loan), and (iii) 4.50% on $20.7 million (corresponding to our ratable share of the outstanding balance of the Sunset Glenoaks loan). (7) Rates are as of December 31, 2022 and include deferred financing costs and loan discounts/premiums. (8) The table summarizes the existing covenants of the latest amended and restated credit agreement (the “Facility”) and their covenant levels when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of December 31, 2022. As of December 31, 2022, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (9) The covenant and actual performance metrics represent terms and definitions reflected in the indentures governing the unsecured registered senior notes shown on page 20 based on the financial results as of December 31, 2022. As of December 31, 2022, the operating partnership was in compliance with the terms of such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Operational and Portfolio Information

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

## In-Service Office Properties[1]

| | Submarket | Square Feet[2] | Percent Occupied[3] | Percent Leased[3] | Annualized Base Rent[4] | Annualized Base Rent Per Square Foot[4] |
|---|---|---|---|---|---|---|
| **SAME-STORE[5]** | | | | | | |
| **Vancouver, British Columbia** | | | | | | |
| Bentall Centre[6] | Downtown Vancouver | 1,511,723 | 93.6 % | 94.6 % | $ 40,808,030 | $ 28.85 |
| **Subtotal** | | **1,511,723** | **93.6** | **94.6** | **40,808,030** | **28.85** |
| **Greater Seattle, Washington** | | | | | | |
| Met Park North | Denny Triangle | 189,511 | 100.0 | 100.0 | 5,788,583 | 30.54 |
| Hill7[7] | Denny Triangle | 285,310 | 99.6 | 99.6 | 11,612,252 | 40.87 |
| 1918 Eighth[7] | Denny Triangle | 668,888 | 100.0 | 100.0 | 26,186,074 | 39.15 |
| 450 Alaskan | Pioneer Square | 171,026 | 99.5 | 99.5 | 7,286,950 | 42.82 |
| 411 First | Pioneer Square | 163,668 | 67.2 | 67.8 | 4,202,332 | 38.21 |
| 505 First | Pioneer Square | 287,907 | 36.0 | 36.0 | 3,600,752 | 34.75 |
| 83 King | Pioneer Square | 184,055 | 69.2 | 69.2 | 5,645,198 | 44.34 |
| **Subtotal** | | **1,950,365** | **84.8** | **84.8** | **64,322,141** | **38.90** |
| **San Francisco Bay Area, California** | | | | | | |
| 1455 Market[7] | San Francisco | 1,033,682 | 97.1 | 97.1 | 54,939,790 | 54.74 |
| 275 Brannan | San Francisco | 57,120 | 100.0 | 100.0 | 4,830,939 | 84.58 |
| 625 Second | San Francisco | 138,354 | 59.8 | 59.8 | 5,509,774 | 66.56 |
| 875 Howard[8] | San Francisco | 191,201 | 96.8 | 96.8 | 15,149,051 | 81.81 |
| 901 Market | San Francisco | 205,903 | 79.9 | 79.9 | 11,684,232 | 71.01 |
| Rincon Center | San Francisco | 533,723 | 97.8 | 97.8 | 33,138,659 | 63.46 |
| Ferry Building[7] | San Francisco | 266,446 | 98.4 | 98.4 | 23,421,420 | 89.35 |
| Towers at Shore Center | Redwood Shores | 335,332 | 93.4 | 94.8 | 23,133,434 | 73.84 |
| Shorebreeze | Redwood Shores | 230,932 | 83.1 | 85.4 | 12,960,839 | 67.55 |
| 555 Twin Dolphin | Redwood Shores | 200,881 | 84.7 | 90.8 | 10,500,082 | 61.74 |
| Palo Alto Square | Palo Alto | 317,877 | 94.0 | 95.1 | 29,186,044 | 97.68 |
| 3176 Porter | Palo Alto | 42,899 | 100.0 | 100.0 | 3,446,506 | 80.34 |
| 3400 Hillview | Palo Alto | 207,857 | 100.0 | 100.0 | 15,800,042 | 76.01 |
| Clocktower Square | Palo Alto | 100,655 | 100.0 | 100.0 | 9,053,117 | 89.94 |
| Foothill Research Center | Palo Alto | 195,121 | 93.6 | 93.6 | 14,078,246 | 77.07 |
| Page Mill Center | Palo Alto | 94,539 | 82.4 | 82.4 | 6,423,270 | 82.41 |
| Page Mill Hill | Palo Alto | 178,179 | 83.9 | 89.1 | 11,625,740 | 77.75 |
| Gateway | North San Jose | 611,054 | 77.0 | 77.8 | 21,385,133 | 45.43 |
| 1740 Technology | North San Jose | 215,857 | 100.0 | 100.0 | 9,562,465 | 44.30 |
| Concourse | North San Jose | 945,419 | 83.3 | 92.5 | 33,553,098 | 42.62 |
| Metro Plaza | North San Jose | 422,111 | 82.7 | 83.0 | 16,291,714 | 46.69 |
| Skyport Plaza | North San Jose | 418,667 | 10.2 | 10.2 | 1,801,398 | 42.17 |
| Techmart | Santa Clara | 284,903 | 77.8 | 78.3 | 11,112,828 | 50.11 |
| **Subtotal** | | **7,228,712** | **84.4** | **86.2** | **378,587,821** | **62.06** |

Page 27 of 62

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

## In-Service Office Properties[1] (continued)

| | Submarket | Square Feet[2] | Percent Occupied[3] | Percent Leased[3] | Annualized Base Rent[4] | Annualized Base Rent Per Square Foot[4] |
|---|---|---|---|---|---|---|
| **Los Angeles, California** | | | | | | |
| 6040 Sunset[9] | Hollywood | 114,958 | 100.0 | 100.0 | 6,805,309 | 59.20 |
| ICON[9] | Hollywood | 326,792 | 100.0 | 100.0 | 20,679,184 | 63.28 |
| CUE[9] | Hollywood | 94,386 | 100.0 | 100.0 | 6,043,400 | 64.03 |
| EPIC[9] | Hollywood | 301,127 | 100.0 | 100.0 | 21,861,820 | 72.60 |
| Fourth & Traction | Downtown Los Angeles | 131,701 | 100.0 | 100.0 | 5,994,016 | 45.51 |
| Maxwell | Downtown Los Angeles | 102,963 | 100.0 | 100.0 | 4,857,684 | 47.18 |
| 604 Arizona | West Los Angeles | 44,260 | 100.0 | 100.0 | 3,352,098 | 75.74 |
| 3401 Exposition | West Los Angeles | 63,376 | 100.0 | 100.0 | 3,227,369 | 50.92 |
| 10900 Washington | West Los Angeles | 9,919 | 100.0 | 100.0 | 514,915 | 51.91 |
| 10950 Washington | West Los Angeles | 159,198 | 100.0 | 100.0 | 8,185,847 | 51.42 |
| 11601 Wilshire | West Los Angeles | 499,800 | 89.7 | 94.7 | 22,320,351 | 49.78 |
| Element LA | West Los Angeles | 284,037 | 100.0 | 100.0 | 18,399,922 | 64.78 |
| **Subtotal** | | **2,132,517** | **97.6** | **98.8** | **122,241,915** | **58.74** |
| **Total Same-Store** | | **12,823,317** | **87.7** | **89.1** | **605,959,907** | **53.87** |
| **NON-SAME-STORE** | | | | | | |
| **Greater Seattle, Washington** | | | | | | |
| 5th and Bell | Denny Triangle | 197,136 | 99.0 | 99.0 | 7,198,528 | 36.87 |
| **Subtotal** | | **197,136** | **99.0** | **99.0** | **7,198,528** | **36.87** |
| **San Francisco Bay Area, California** | | | | | | |
| 333 Twin Dolphin | Redwood Shores | 183,123 | 95.4 | 95.4 | 10,936,229 | 62.59 |
| **Subtotal** | | **183,123** | **95.4** | **95.4** | **10,936,229** | **62.59** |
| **Los Angeles, California** | | | | | | |
| Harlow[9] | Hollywood | 129,931 | 100.0 | 100.0 | 7,760,741 | 59.73 |
| One Westside[10] | West Los Angeles | 590,403 | 100.0 | 100.0 | 36,640,824 | 62.06 |
| **Subtotal** | | **720,334** | **100.0** | **100.0** | **44,401,565** | **61.64** |
| **Total Non-Same-Store** | | **1,100,593** | **99.1** | **99.1** | **62,536,322** | **57.36** |
| **Total Stabilized** | | **13,923,910** | **88.6** | **89.9** | **668,496,229** | **54.18** |
| **LEASE-UP** | | | | | | |
| **San Francisco Bay Area, California** | | | | | | |
| Metro Center | Foster City | 725,311 | 76.9 | 87.2 | 33,488,344 | 60.05 |
| **Subtotal** | | **725,311** | **76.9** | **87.2** | **33,488,344** | **60.05** |
| **Total Lease-Up** | | **725,311** | **76.9** | **87.2** | **33,488,344** | **60.05** |
| **TOTAL IN-SERVICE** | | **14,649,221** | **88.0** | **89.7** | **701,984,573** | **54.43** |

Page 28 of 62

Page 29 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 34 and 35. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2022, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2022, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2022. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of October 1, 2021 and still owned and included in the stabilized office portfolio as of December 31, 2022. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022. (7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1918 Eighth, 1455 Market, and Ferry Building. (8) 96,240 square feet at 875 Howard previously occupied by Burlington Coat Factory was taken off-line for repositioning as of first quarter 2022 for the purposes of conversion to a combination of office and ground floor retail space. (9) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE, EPIC and Harlow. (10) The entire premises was delivered for construction of tenant improvements to Google, Inc. during fourth quarter 2021. Monthly base rent payments commenced July 31, 2022. Subsequently, monthly base rent is abated for the eight-month period from September 2022 through April 2023 with cash rents expected to commence again on May 1, 2023. Upon second quarter 2023 stabilization, estimated yields will range between 8.00% - 8.25% based on total estimated project costs in the range of $500.0 million - $525.0 million. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. In-Service Office Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# In-Service Office Properties by Location[1] (continued)

| | Properties | Square Feet[2] | Occupied Square Feet | Percent Occupied[3] | Leased Square Feet | Percent Leased[3] | Annualized Base Rent[4] | Annualized Base Rent Per Square Foot[4] |
|---|---|---|---|---|---|---|---|---|
| **STABILIZED** | | | | | | | | |
| **Vancouver, British Columbia** | | | | | | | | |
| Downtown Vancouver[5] | 1 | 1,511,723 | 1,414,279 | 93.6 | 1,429,966 | 94.6 | 40,808,030 | 28.85 |
| **Subtotal** | **1** | **1,511,723** | **1,414,279** | **93.6** | **1,429,966** | **94.6** | **40,808,030** | **28.85** |
| **Greater Seattle, Washington** | | | | | | | | |
| Denny Triangle | 4 | 1,340,845 | 1,337,732 | 99.8 | 1,337,732 | 99.8 | 50,785,437 | 37.96 |
| Pioneer Square | 4 | 806,656 | 511,077 | 63.4 | 512,113 | 63.5 | 20,735,232 | 40.57 |
| **Subtotal** | **8** | **2,147,501** | **1,848,809** | **86.1** | **1,849,845** | **86.1** | **71,520,669** | **38.68** |
| **San Francisco Bay Area, California** | | | | | | | | |
| San Francisco | 7 | 2,426,429 | 2,277,489 | 93.9 | 2,277,560 | 93.9 | 148,673,865 | 65.28 |
| Redwood Shores | 4 | 950,268 | 849,991 | 89.4 | 872,271 | 91.8 | 57,530,584 | 67.68 |
| Palo Alto | 7 | 1,137,127 | 1,060,359 | 93.2 | 1,073,299 | 94.4 | 89,612,965 | 84.51 |
| North San Jose | 5 | 2,613,108 | 1,865,447 | 71.4 | 1,958,409 | 74.9 | 82,593,808 | 44.28 |
| Santa Clara | 1 | 284,903 | 221,774 | 77.8 | 223,044 | 78.3 | 11,112,828 | 50.11 |
| **Subtotal** | **24** | **7,411,835** | **6,275,060** | **84.7** | **6,404,583** | **86.4** | **389,524,050** | **62.07** |
| **Los Angeles, California** | | | | | | | | |
| Hollywood | 5 | 967,194 | 967,194 | 100.0 | 967,194 | 100.0 | 63,150,454 | 65.29 |
| West Los Angeles | 7 | 1,650,993 | 1,599,554 | 96.9 | 1,624,507 | 98.4 | 92,641,326 | 57.92 |
| Downtown Los Angeles | 2 | 234,664 | 234,664 | 100.0 | 234,664 | 100.0 | 10,851,700 | 46.24 |
| **Subtotal** | **14** | **2,852,851** | **2,801,412** | **98.2** | **2,826,365** | **99.1** | **166,643,480** | **59.49** |
| **Total Stabilized** | **47** | **13,923,910** | **12,339,560** | **88.6 %** | **12,510,759** | **89.9 %** | **$ 668,496,229** | **$ 54.18** |

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.

(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022.

Page 30 of 62

Page 31 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 In-Service Office Properties by Location(1) For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29. Properties Square Feet(2) Occupied Square Feet Percent Occupied(3) Leased Square Feet Percent Leased(3) Annualized Base Rent(4) Annualized Base Rent Per Square Foot(4) LEASE-UP San Francisco Bay Area, California Foster City 1 725,311 557,703 76.9% 632,764 87.2% $ 33,488,344 $ 60.05 Subtotal 1 725,311 557,703 76.9 632,764 87.2 33,488,344 60.05 Total Lease-up 1 725,311 557,703 76.9 632,764 87.2 33,488,344 60.05 TOTAL IN-SERVICE 48 14,649,221 12,897,263 88.0 13,143,523 89.7 701,984,573 54.43

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

# Studio Properties / Production Services

## Studio Properties (Real Estate Owned)

| | Square Feet | Percent of Total | Percent Leased | Annual Base Rent | Annual Base Rent Per Leased Square Foot |
|---|---|---|---|---|---|
| **SAME-STORE** | | | | | |
| **Los Angeles, California** | | | | | |
| Sunset Gower Studios[1] | 556,401 | 43.9 % | 81.8 % | $ 21,342,032 | $ 46.16 |
| Sunset Bronson Studios | 308,026 | 24.3 | 91.7 | 10,833,750 | 37.27 |
| Sunset Las Palmas Studios[2] | 366,027 | 28.9 | 82.8 | 14,805,599 | 50.49 |
| **Subtotal** | **1,230,454** | **97.2 %** | **84.6 %** | **$ 46,981,381** | **$ 44.74** |
| **Total same-store studio[3]** | **1,230,454** | **97.2 %** | **84.6 %[4]** | **$ 46,981,381[5]** | **$ 44.74[6]** |
| **NON-SAME-STORE** | | | | | |
| **Albuquerque, New Mexico** | | | | | |
| 5801 Bobby Foster Road[7] | 35,562 | 2.8 % | — % | | |
| **Subtotal** | **35,562** | **2.8 %** | — | | |
| **Total non-same-store studio** | **35,562** | **2.8 %** | **— %** | | |
| **TOTAL STUDIO[8]** | **1,266,016** | **100.0 %** | | | |

## Studio Properties/Production Services (By Segment)

**Three Months Ended December 31, 2022 | Unaudited, in thousands, except number of stages and vehicles**

| | | | | Revenue Categories | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | Real Estate Owned/ Leased | # Stages[9] | # Vehicles[10] | Rental | Grip & Lighting | Production Supplies | Transportation | Other Services | Total Studio Revenues | Total Studio Expenses | Total Studio Net Operating Income |
| **Studio Properties (Real Estate Owned)** | Owned | 35 | N/A | $12,999 | $6,499 | N/A | N/A | $2,584 | $22,082 | $12,881 | $9,201 |
| **Quixote (includes the businesses formerly known as Zio and Star Waggons)** | Leased | 27 | 1,622 | 4,536 | 7,314 | 3,045 | 14,416 | 6,969 | 36,280 | 25,912 | 10,368 |
| **TOTAL** | | **62** | **1,622** | **$17,535** | **$13,813** | **$3,045** | **$14,416** | **$9,553** | **$58,362** | **$38,793** | **$19,569** |

(1) 6,650 square feet located at Sunset Gower Studios was taken off-line for repositioning.
(2) 18,594 square feet located at Sunset Las Palmas Studios was taken off-line for repositioning.
(3) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2021 and still owned and included in our portfolio as of December 31, 2022. We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Gower Studios, Sunset Bronson Studios and Sunset Las Palmas Studios.
(4) Percent leased for same-store studio is the average percent leased for the 12 months ended December 31, 2022.
(5) Annual base rent for same-store studio reflects actual base rent for the 12 months ended December 31, 2022, excluding tenant reimbursements.

Page 32 of 62

Page 33 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (6) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2022. (7) Acquired July 15, 2022. Property is located approximately 2.5 miles from Netflix’s Albuquerque studios and includes approximately 29 acres of land utilized to operate more than 90 trailers and other assets serving surrounding production industry. Existing improvements have a history of use under production leases with media companies. (8) Does not include 241,000 square feet related to Sunset Glenoaks Studios which is currently under construction. We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. See page 37 for more information. (9) Excludes stages that are currently under construction. (10) The number of vehicles presented in this table is inclusive of trucks, trailers, motorhomes and vans. This does not include vehicles associated with location services. Studio Properties / Production Services (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Land Properties

| | Submarket | Square Feet[1] | Percent of Total |
|---|---|---|---|
| **Greater London, UK** | | | |
| Sunset Waltham Cross Studios[2] | Broxbourne | 1,167,347 | 32.6 % |
| **Subtotal** | | **1,167,347** | **32.6 %** |
| **Vancouver, British Columbia** | | | |
| Burrard Exchange[3] | Downtown Vancouver | 450,000 | 12.5 % |
| **Subtotal** | | **450,000** | **12.5 %** |
| **San Francisco Bay Area, California** | | | |
| Cloud10 | North San Jose | 350,000 | 9.8 % |
| **Subtotal** | | **350,000** | **9.8 %** |
| **Los Angeles, California** | | | |
| Sunset Bronson Studios Lot D—Development[4][5] | Hollywood | 19,816 | 0.6 % |
| Sunset Gower Studios—Development[5][6] | Hollywood | 478,845 | 13.4 |
| Sunset Las Palmas Studios—Development[5] | Hollywood | 617,581 | 17.2 |
| Element LA—Development | West Los Angeles | 500,000 | 13.9 |
| **Subtotal** | | **1,616,242** | **45.1 %** |
| **TOTAL LAND** | | **3,583,589** | **100.0 %** |

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios. During fourth quarter 2022, we acquired an additional 13 acres of land adjacent to Sunset Waltham Cross Studios. The site will serve as expansion back lot, base camp, and general support for the main studio lot.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. The construction of Burrard Exchange may require the demolition of certain retail square footage.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.

Page 34 of 62

**Hudson Pacific Properties, Inc.**

**Supplemental Information | Fourth Quarter 2022**

## Repositioning, Redevelopment, Development and Held-for-Sale Properties[1]

| | Submarket | Estimated Square Feet[2] | Occupied Square Feet | Percent Occupied[3] | Leased Square Feet | Percent Leased[3] | Annualized Base Rent[4] | Annualized Base Rent Per Square Foot[4] |
|---|---|---|---|---|---|---|---|---|
| **REPOSITIONING[5]** | | | | | | | | |
| **Greater Seattle, Washington** | | | | | | | | |
| 95 Jackson[6] | Pioneer Square | 35,905 | — | — % | — | — % | $ — | $ — |
| **Subtotal** | | **35,905** | **—** | **—** | **—** | **—** | **—** | **—** |
| **San Francisco Bay Area, California** | | | | | | | | |
| 875 Howard[7] | San Francisco | 96,240 | — | — | — | — | — | — |
| Rincon Center[8] | San Francisco | 36,905 | — | — | — | — | — | — |
| Page Mill Center[9] | Palo Alto | 79,056 | — | — | — | — | — | — |
| Palo Alto Square[10] | Palo Alto | 12,740 | — | — | — | — | — | — |
| Metro Plaza[11] | North San Jose | 50,847 | — | — | 19,255 | 37.9 | — | — |
| **Subtotal** | | **275,788** | **—** | **—** | **19,255** | **7.0** | **—** | **—** |
| **Los Angeles, California** | | | | | | | | |
| 10850 Pico[12] | West Los Angeles | 96,322 | — | — | — | — | — | — |
| Sunset Gower Studios[13] | Hollywood | 6,650 | — | — | — | — | — | — |
| Sunset Las Palmas Studios[13] | Hollywood | 18,594 | — | — | — | — | 750 | — |
| **Subtotal** | | **121,566** | **—** | **—** | **—** | **—** | **750** | **—** |
| **Total repositioning** | | **433,259** | **—** | **—** | **19,255** | **4.4** | **750** | **—** |
| **DEVELOPMENT** | | | | | | | | |
| **Greater Seattle, Washington** | | | | | | | | |
| Washington 1000[14] | Denny Triangle | 546,000 | — | — | — | — | — | — |
| **Subtotal** | | **546,000** | — | — | **—** | **—** | — | — |
| **Los Angeles, California** | | | | | | | | |
| Sunset Glenoaks Studios[15] | Los Angeles | 241,000 | — | — | — | — | — | — |
| **Subtotal** | | **241,000** | **—** | **—** | **—** | **—** | **—** | **—** |
| **Total development** | | **787,000** | **—** | **—** | **—** | **—** | **—** | **—** |
| **HELD-FOR-SALE** | | | | | | | | |
| **San Francisco Bay Area, California** | | | | | | | | |
| Skyway Landing[16] | Redwood Shores | 246,997 | 74,342 | 30.1 | 74,342 | 30.1 | 4,190,976 | 56.37 |
| **Subtotal** | | **246,997** | **74,342** | **30.1** | **74,342** | **30.1** | **4,190,976** | **56.37** |
| **Total held-for-sale** | | **246,997** | **74,342** | **30.1** | **74,342** | **30.1** | **4,190,976** | **56.37** |
| **TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE** | | **1,467,256** | **74,342** | **5.1 %** | **93,597** | **6.4 %** | **$ 4,191,726** | **$ 56.38** |

Page 35 of 62

Page 36 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (1) Excludes in-service office, studio and land properties with exception of land properties held for sale (see pages 28, 32 and 34). (2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2022, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. Percent leased for studio properties is the average percent leased for the 12 months ended December 31, 2022. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2022, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2022. Annualized base rent does not reflect tenant reimbursements. Annual base rent for studio properties reflects actual base rent for the 12 months ended December 31, 2022, excluding tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,905 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 96,240 square feet at 875 Howard, previously occupied by Burlington Coat Factory, was taken off-line for repositioning as of first quarter 2022 for the purposes of conversion to a combination of office and ground floor retail space. (8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was taken off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet. (9) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was taken off-line for repositioning as of third quarter 2020. (10) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021 following the termination of Century Theaters, Inc. in order to convert the use from theater to office space. (11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. As of fourth quarter 2022, 50,847 square feet remains in repositioning. (12) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,409 square feet. An additional 44,913 square feet at 10850 Pico was taken off-line for repositioning as of second quarter 2022. This property was taken off-line in order to convert the use from retail and theater to office space. (13) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Gower Studios and Sunset Las Palmas Studios. (14) Square footage represents condominium rights to build a fully entitled 16-story office tower. (15) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. (16) Skyway Landing was sold on February 6, 2023. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

| | Submarket | Estimated Construction Period: Start Date[2] | Estimated Construction Period: Estimated Completion Date[3] | Estimated Construction Period: Estimated Stabilization Date[4] | Estimated Square Feet[5] | Total % Leased | Project Costs[1]: Project Costs as of 12/31/22 | Project Costs[1]: Total Estimated Project Costs | Estimated Initial Stabilized Yield on Project Costs[6] |
|---|---|---|---|---|---|---|---|---|---|
| **UNDER CONSTRUCTION** | | | | | | | | | |
| Sunset Glenoaks Studios[7] | Los Angeles | Q4-2021 | Q3-2023 | Q2-2024 | 241,000 | — | $ 100,519 [8] | $190,000-$200,000 [8] | 7.50%-8.00% |
| Washington 1000 | Denny Triangle | Q2-2022 | Q1-2024 | Q1-2026 | 546,000 | — | $ 145,045 [9] | $340,000-$360,000 [9] | 7.50%-8.00% |
| **Total under construction** | | | | | **787,000** | | **$ 245,564** | | |
| **FUTURE DEVELOPMENT PIPELINE** | | | | | | | | | |
| Burrard Exchange[10] | Downtown Vancouver | TBD | TBD | TBD | 450,000 | N/A | $ 5,555 | TBD | TBD |
| Sunset Waltham Cross Studios[11] | Broxbourne | TBD | TBD | TBD | 1,167,347 | N/A | $ 206,831 [11] | TBD | TBD |
| Sunset Gower Studios—Development[12][13] | Hollywood | TBD | TBD | TBD | 478,845 | N/A | $ 7,798 | TBD | TBD |
| Sunset Las Palmas Studios—Development[12] | Hollywood | TBD | TBD | TBD | 617,581 | N/A | $ 25,533 [14] | TBD | TBD |
| Cloud10 | North San Jose | TBD | TBD | TBD | 350,000 | N/A | $ 12,896 [15] | TBD | TBD |
| Element LA—Development | West Los Angeles | TBD | TBD | TBD | 500,000 | N/A | N/A | TBD | TBD |
| Sunset Bronson Studios Lot D—Development[12] | Hollywood | TBD | TBD | TBD | 19,816 | N/A | N/A | TBD | TBD |
| **Total future development** | | | | | **3,583,589** | | | | |
| **TOTAL** | | | | | **4,370,589** | | | | |

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).

Page 37 of 62

Page 38 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. (8) Total estimated project costs for Sunset Glenoaks Studios include $28.8 million for land and acquisition costs. (9) Total estimated project costs for Washington 1000 include $85.6 million for land and acquisition costs. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. Amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022. (11) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios. Project costs as of December 31, 2022 for Sunset Waltham Cross Studios include $156.4 million for land and acquisition costs. During fourth quarter 2022, we acquired an additional 13 acres of land adjacent to Sunset Waltham Cross Studios. The site will serve as expansion back lot, base camp, and general support for the main studio lot. Amounts reflected have been converted from GBP to USD using the foreign currency exchange rate as of December 31, 2022. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (13) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (14) Project costs as of December 31, 2022 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of December 31, 2022 for Cloud10 include $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Recently Completed, Under Construction and Planned Project Images



Harlow | Development
Los Angeles (Hollywood)
129,931 SF | Completed 3Q20
Single Tenant (Company 3 Method, Inc.)



One Westside | Redevelopment
Los Angeles (West Los Angeles)
590,403 SF | Completed 4Q21
Single Tenant (Google, Inc.)

Recently Completed

Under Construction



Sunset Glenoaks Studios | Development
Los Angeles (Los Angeles)
241,000[1] SF | Completion 3Q23
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
546,000[1] SF | Completion 1Q24
Single or Multi-Tenant

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 39 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Office Tenant Industry Diversification[1]

### INDUSTRY DIVERSIFICATION

| Industry | Square Feet[2][3] | Annualized Base Rent as Percent of Total | Company's Share: Square Feet[2][4] | Company's Share: Annualized Base Rent as Percent of Total |
|---|---|---|---|---|
| Technology | 4,691,094 | 38.6 % | 4,019,347 | 40.6 % |
| Media and Entertainment | 1,778,038 | 15.8 | 1,243,524 | 13.4 |
| Legal | 685,062 | 7.1 | 640,071 | 8.3 |
| Business Services | 1,142,813 (5) | 8.3 | 827,178 (6) | 7.9 |
| Retail | 1,414,421 (7) | 8.0 | 1,068,056 (8) | 7.4 |
| Other | 804,314 | 6.1 | 646,583 | 6.6 |
| Financial Services | 925,705 | 6.9 | 649,264 | 6.6 |
| Real Estate | 541,964 | 3.2 | 287,689 | 2.5 |
| Healthcare | 232,708 | 2.0 | 222,432 | 2.4 |
| Insurance | 249,201 | 1.6 | 190,459 | 1.7 |
| Educational | 101,243 | 1.0 | 94,411 | 1.1 |
| Government | 155,655 | 0.8 | 112,274 | 0.8 |
| Advertising | 60,075 | 0.6 | 55,656 | 0.7 |
| **TOTAL** | **12,782,293** | **100.0 %** | **10,056,944** | **100.0 %** |

### TECHNOLOGY DIVERSIFICATION

| Sector | Square Feet[2] | Annualized Base Rent as Percent of Total | Company's Share: Square Feet[2] | Company's Share: Annualized Base Rent as Percent of Total |
|---|---|---|---|---|
| Online services | 1,584,440 | 40.1 % | 1,379,776 | 40.9 % |
| Software | 1,274,360 | 24.3 | 1,214,498 | 26.7 |
| Business support services | 742,758 | 15.0 | 528,702 | 12.6 |
| Computer hardware and technology equipment | 587,855 | 10.4 | 552,958 | 11.5 |
| Other | 420,960 | 8.3 | 270,175 | 6.2 |
| Biotechnology, healthcare and medical research | 52,553 | 1.4 | 52,553 | 1.6 |
| Telecommunications and networking | 28,168 | 0.5 | 20,685 | 0.5 |
| **TOTAL** | **4,691,094** | **100.0 %** | **4,019,347** | **100.0 %** |

### MEDIA AND ENTERTAINMENT DIVERSIFICATION

| Sector | Square Feet[2] | Annualized Base Rent as Percent of Total | Company's Share: Square Feet[2] | Company's Share: Annualized Base Rent as Percent of Total |
|---|---|---|---|---|
| Entertainment production and service | 1,390,723 | 76.9 % | 866,297 | 67.3 % |
| Gaming | 373,475 | 22.5 | 363,693 | 31.8 |
| Advertising and marketing | 11,367 | 0.5 | 11,367 | 0.7 |
| Other | 2,473 | 0.1 | 2,167 | 0.2 |
| **TOTAL** | **1,778,038** | **100.0 %** | **1,243,524** | **100.0 %** |

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 189,312 square feet occupied by the Company.
(4) Excludes 163,310 square feet occupied by the Company.
(5) Includes 493,771 square feet occupied by co-working tenants (represents 3.5% of total annualized base rent).
(6) Includes 298,915 square feet occupied by co-working tenants (represents 2.7% of the Company's Share of total annualized base rent).
(7) Includes 329,573 square feet of storefront retail (represents 1.7% of total annualized base rent).
(8) Includes 279,826 square feet of storefront retail (represents 1.8% of the Company's Share of total annualized base rent).

Page 40 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Fifteen Largest Office Tenants

| | Tenant[1] | Property | Lease Expiration | Total Occupied Square Feet | | Company's Share: Total Occupied Square Feet | Company's Share: Percent of Rentable Square Feet | Company's Share: Annualized Base Rent[2] | Company's Share: Percent of Annualized Base Rent |
|---|---|---|---|---|---|---|---|---|---|
| 1 | Google, Inc. | Various | Various | 1,231,129 | (3) | 1,064,919 | 8.2% | $ 77,880,580 | 13.4% |
| 2 | Amazon | Various | Various | 990,788 | (4) | 694,171 | 5.3 | 26,097,994 | 4.5 |
| 3 | Netflix, Inc. | Various | 9/30/2031 | 722,305 | (5) | 368,376 | 2.8 | 24,778,047 | 4.3 |
| 4 | Nutanix, Inc. | Various | Various | 441,468 | (6) | 441,468 | 3.4 | 19,192,095 | 3.3 |
| 5 | Riot Games, Inc. | Element LA | 3/31/2030 | 284,037 | (7) | 284,037 | 2.2 | 18,399,922 | 3.2 |
| 6 | Salesforce.com | Rincon Center | Various | 265,394 | (8) | 265,394 | 2.0 | 14,736,111 | 2.5 |
| 7 | Block, Inc. | 1455 Market[9] | 9/27/2023 | 469,056 | | 257,981 | 2.0 | 13,708,676 | 2.4 |
| 8 | Dell EMC Corporation | Various | Various | 172,975 | (10) | 172,975 | 1.3 | 9,940,988 | 1.7 |
| 9 | Uber Technologies, Inc. | 1455 Market[9] | 2/28/2025 | 325,445 | | 178,995 | 1.4 | 9,933,916 | 1.7 |
| 10 | NFL Enterprises | Various | 12/31/2022 | 167,606 | (11) | 167,606 | 1.3 | 8,700,762 | 1.5 |
| 11 | Company 3 Method, Inc. | Various | Various | 193,307 | (12) | 129,641 | 1.0 | 7,185,347 | 1.2 |
| 12 | WeWork Companies Inc. | Various | Various | 318,208 | (13) | 146,743 | 1.1 | 7,146,469 | 1.2 |
| 13 | GitHub, Inc. | Various | 6/30/2025 | 92,450 | (14) | 92,450 | 0.7 | 6,879,679 | 1.2 |
| 14 | Paypal, Inc. | Fourth & Traction | 5/31/2030 | 131,701 | (15) | 131,701 | 1.0 | 5,994,016 | 1.0 |
| 15 | Weil, Gotshal & Manges LLP | Towers at Shore Center | 8/31/2026 | 76,278 | | 76,278 | 0.6 | 5,920,195 | 1.0 |
| | **TOTAL** | | | **5,882,147** | | **4,472,735** | **34.3%** | **$ 256,494,797** | **44.1%** |

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2022, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022.
(3) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029 and (v) 590,403 square feet at One Westside expiring on November 30, 2036. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building and 75% of the ownership interest in the consolidated joint venture that owns One Westside. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice at least 12 months prior to the early termination date.
(4) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023, (ii) 659,150 square feet at 1918 Eighth expiring on September 30, 2030 and (iii) 191,814 square feet at 5th & Bell expiring on May 31, 2031. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth.

Page 41 of 62

Page 42 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (5) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE. (6) Nutanix, Inc. expirations by square footage and property: (i) 57,354 square feet at Metro Plaza expired on December 31, 2022, (ii) 51,256 square feet at Metro Plaza expiring on May 31, 2023, (iii) 117,001 square feet at Concourse expiring on May 31, 2024 and (iv) 215,857 square feet at 1740 Technology expiring on May 31, 2030. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028 and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) Dell EMC Corporation expirations by square footage and property: (i) 42,954 square feet at 505 First expiring on December 31, 2023, (ii) 83,549 square feet at 875 Howard expiring on June 30, 2026 and (iii) 46,472 square feet at 505 First expiring on January 31, 2027. Dell EMC Corporation may elect to exercise its early termination right at 505 First for 46,472 square feet effective January 31, 2025 by delivering written notice on or before January 31, 2024. (11) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises elected to exercise its early termination right for the entire premises effective December 31, 2022. (12) Company 3 Method, Inc. expirations by square footage and property: (i) 63,376 square feet at 3401 Exposition expiring on September 30, 2026, (ii) 59,646 square feet at Harlow expiring on October 31, 2032 and (iii) 70,285 square feet at Harlow expiring on March 31, 2033. Company 3 Method, Inc. may elect to exercise its early termination right at Harlow for 59,646 square feet effective November 30, 2029, December 31, 2029, January 31, 2030 or February 28, 2030 by delivering written notice on or before November 1, 2028. We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. (13) WeWork Companies Inc. expirations by square footage and property: (i) 54,336 square feet at Hill7 expiring January 31, 2030, (ii) 51,205 square feet at Maxwell expiring June 30, 2031, (iii) 66,056 square feet at 1455 Market expiring October 31, 2031 and (iv) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (14) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (15) Paypal, Inc. may elect to exercise its early termination right for the entire premises effective July 17, 2026 by delivering written notice on or before July 17, 2025. Fifteen Largest Office Tenants (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Office Property Leasing Activity[1]

| | Three Months Ended December 31, 2022 | Year Ended December 31, 2022 |
|---|---|---|
| **Total gross leasing activity** | | |
| Rentable square feet[2] | 517,131 | 2,115,776 |
| **Gross new leasing activity** | | |
| Rentable square feet | 293,668 | 943,650 |
| New cash rate[3] | $65.46 | $56.54 |
| **Gross renewal leasing activity** | | |
| Rentable square feet | 223,463 | 1,172,126 |
| Renewal cash rate[4] | $44.61 | $51.79 |
| **Total leases expired and terminated** | | |
| Contractual (scheduled) expiration | 157,449 | 1,106,357 |
| Early termination | 39,714 | 400,863 |
| **Total** | **197,163** | **1,507,220** |
| **Net absorption** | | |
| Leased rentable square feet | 96,505 | (563,570) |
| **Cash rent growth[5]** | | |
| Expiring rate | $55.44 | $51.45 |
| New/renewal rate[6] | $55.18 | $53.44 |
| Change[5] | (0.5)% | 3.9 % |
| **Straight-line rent growth[7]** | | |
| Expiring rate | $49.37 | $46.67 |
| New/renewal rate[6] | $57.04 | $53.14 |
| Change[7] | 15.5 % | 13.9 % |
| **Weighted average lease terms** | | |
| New (in months) | 100.4 | 89.0 |
| Renewal (in months) | 43.3 | 48.1 |
| Blended | 79.0 | 66.8 |

### TENANT IMPROVEMENTS AND LEASING COMMISSIONS[8]

| | Per Square Foot | | | |
|---|---|---|---|---|
| | Three Months Ended December 31, 2022 | | Year Ended December 31, 2022 | |
| | Total | Annual | Total | Annual |
| New leases | $77.56 | $9.27 | $83.81 | $11.30 |
| Renewal leases | $3.44 | $0.96 | $21.16 | $5.27 |
| Blended | $49.87 | $7.57 | $49.85 | $8.95 |

### NET EFFECTIVE RENT[9]

| | Per Square Foot | |
|---|---|---|
| | Three Months Ended December 31, 2022 | Year Ended December 31, 2022 |
| | Total | Total |
| New leases | $50.79 | $41.56 |
| Renewal leases | $41.47 | $45.01 |
| Blended | $47.31 | $43.43 |

Page 43 of 62

Page 44 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Office Property Leasing Activity(1) (continued) (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management offices totaling 36,943 square feet for the three months ended December 31, 2022 and 60,171 square feet for the 12 months ended December 31, 2022. The three months ended December 31, 2022 excludes 18,311 square feet and the 12 months ended December 31, 2022 excludes 36,968 square feet of short- term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes the impact of 731 and 15,130 square feet related to tenants paying percentage rent in lieu of base rent for the three and 12 months ended December 31, 2022, respectively. (4) Excludes the impact of 11,739 and 34,379 square feet related to tenants paying percentage rent in lieu of base rent for the three and 12 months ended December 31, 2022, respectively. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three and 12 months ended December 31, 2022 are calculated using the weighted average starting rates for 136,199 and 403,040 square feet of new leases, respectively. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the periods indicated. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e. free rent), tenant improvements and lease commissions.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Commenced Office Leases with Non-Recurring Upfront Abatements[1]

| | Submarket | Square Feet | Lease Start Date | Rent Start Date | | Starting Base Rents[2] | Lease Expiration Date |
|---|---|---|---|---|---|---|---|
| **Vancouver, British Columbia** | | | | | | | |
| Bentall Centre[3] | Downtown Vancouver | 3,100 | 1/19/2022 | 11/1/2022 | $ | 29.55 | 12/31/2025 |
| Bentall Centre[3] | Downtown Vancouver | 2,263 | 7/1/2022 | 12/1/2022 | $ | 42.24 | 11/30/2027 |
| Bentall Centre[3] | Downtown Vancouver | 767 | 8/30/2022 | 11/1/2022 | $ | 31.03 | 10/31/2023 |
| Bentall Centre[3] | Downtown Vancouver | 36,254 | 9/1/2022 | 5/1/2023 | $ | 40.64 | 9/30/2033 |
| Bentall Centre[3] | Downtown Vancouver | 6,300 | 10/1/2022 | 11/1/2022 | $ | 37.68 | 9/30/2027 |
| Bentall Centre[3] | Downtown Vancouver | 2,538 | 10/1/2022 | 11/1/2022 | $ | 41.38 | 9/30/2027 |
| Bentall Centre[3] | Downtown Vancouver | 2,756 | 11/1/2022 | 12/1/2022 | $ | 29.55 | 10/31/2027 |
| Bentall Centre[3] | Downtown Vancouver | 1,749 | 11/1/2022 | 5/1/2023 | $ | 29.55 | 3/31/2028 |
| Bentall Centre[3] | Downtown Vancouver | 930 | 11/1/2022 | 12/1/2022 | $ | 31.03 | 10/31/2027 |
| Bentall Centre[3] | Downtown Vancouver | 5,666 | 11/2/2022 | 1/1/2023 | $ | 40.64 | 9/30/2025 |
| Bentall Centre[3] | Downtown Vancouver | 16,845 | 12/1/2022 | 9/1/2023 | $ | 40.27 | 8/31/2031 |
| Bentall Centre[3] | Downtown Vancouver | 1,848 | 12/1/2022 | 4/1/2023 | $ | 29.55 | 3/31/2030 |
| Bentall Centre[3] | Downtown Vancouver | 3,021 | 12/22/2022 | 2/1/2023 | $ | 28.82 | 1/31/2026 |
| | | | | | | | |
| **Greater Seattle, Washington** | | | | | | | |
| Hill7[4] | Denny Triangle | 1,489 | 4/14/2022 | 1/1/2023 | $ | 20.00 | 2/29/2028 |
| 411 First | Pioneer Square | 13,694 | 12/28/2022 | 11/1/2023 | $ | 41.00 | 2/28/2034 |
| | | | | | | | |
| **San Francisco Bay Area, California** | | | | | | | |
| Towers at Shore Center | Redwood Shores | 3,071 | 12/1/2021 | 1/1/2023 | $ | 68.04 | 11/30/2026 |
| Rincon Center | San Francisco | 2,172 | 4/16/2022 | 11/1/2022 | $ | 45.00 | 4/30/2032 |
| Gateway | North San Jose | 2,647 | 4/30/2022 | 11/1/2022 | $ | 48.60 | 2/29/2028 |
| Shorebreeze | Redwood Shores | 7,787 | 7/1/2022 | 11/1/2022 | $ | 65.40 | 6/30/2025 |
| Towers at Shore Center | Redwood Shores | 3,749 | 8/1/2022 | 11/1/2022 | $ | 76.20 | 7/31/2027 |
| Metro Center | Foster City | 3,997 | 8/11/2022 | 11/1/2023 | $ | 42.00 | 7/31/2033 |
| Gateway | North San Jose | 1,490 | 8/23/2022 | 12/1/2022 | $ | 48.60 | 11/30/2025 |
| 555 Twin Dolphin | Redwood Shores | 2,236 | 8/29/2022 | 11/1/2022 | $ | 66.60 | 10/31/2025 |
| 555 Twin Dolphin | Redwood Shores | 4,857 | 9/1/2022 | 11/1/2022 | $ | 64.20 | 8/31/2027 |
| Shorebreeze | Redwood Shores | 1,001 | 9/1/2022 | 1/1/2023 | $ | 64.80 | 2/28/2025 |
| Techmart | Santa Clara | 17,374 | 9/1/2022 | 12/1/2022 | $ | 51.00 | 8/31/2027 |
| Metro Center | Foster City | 4,498 | 9/19/2022 | 2/1/2023 | $ | 45.00 | 11/30/2027 |
| 333 Twin Dolphin | Redwood Shores | 1,724 | 10/1/2022 | 12/1/2022 | $ | 65.40 | 11/30/2025 |

Page 45 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

| | Submarket | Square Feet | Lease Start Date | Rent Start Date | | Starting Base Rents[2] | Lease Expiration Date |
|---|---|---|---|---|---|---|---|
| **San Francisco Bay Area, California (cont.)** | | | | | | | |
| Concourse | North San Jose | 4,603 | 10/1/2022 | 11/1/2022 | $ | 48.00 | 2/29/2028 |
| Gateway | North San Jose | 5,307 | 10/1/2022 | 11/1/2022 | $ | 49.80 | 12/31/2027 |
| Metro Plaza | North San Jose | 5,199 | 10/1/2022 | 11/1/2022 | $ | 48.60 | 1/31/2025 |
| Techmart | Santa Clara | 1,223 | 10/1/2022 | 11/1/2022 | $ | 52.80 | 10/31/2023 |
| Techmart | Santa Clara | 2,036 | 10/6/2022 | 1/1/2023 | $ | 57.00 | 10/31/2027 |
| Towers at Shore Center | Redwood Shores | 2,442 | 10/14/2022 | 1/1/2023 | $ | 73.80 | 10/31/2024 |
| Shorebreeze | Redwood Shores | 9,301 | 10/18/2022 | 5/1/2023 | $ | 64.20 | 10/31/2027 |
| 333 Twin Dolphin | Redwood Shores | 5,090 | 10/28/2022 | 2/1/2023 | $ | 60.00 | 10/31/2026 |
| 1740 Technology | North San Jose | 6,413 | 11/1/2022 | 1/1/2023 | $ | 44.30 | 5/31/2030 |
| Clocktower Square | Palo Alto | 9,234 | 11/1/2022 | 12/1/2022 | $ | 87.12 | 10/31/2025 |
| Concourse | North San Jose | 2,220 | 11/1/2022 | 12/1/2022 | $ | 48.60 | 12/31/2025 |
| Gateway | North San Jose | 2,075 | 11/1/2022 | 12/1/2022 | $ | 47.40 | 10/31/2025 |
| Metro Plaza | North San Jose | 6,571 | 11/1/2022 | 12/1/2022 | $ | 50.40 | 2/29/2028 |
| Palo Alto Square | Palo Alto | 5,534 | 11/1/2022 | 2/1/2023 | $ | 98.40 | 12/31/2027 |
| Palo Alto Square | Palo Alto | 2,167 | 11/1/2022 | 1/1/2023 | $ | 97.80 | 10/31/2027 |
| Rincon Center | San Francisco | 2,142 | 11/1/2022 | 3/18/2023 | $ | 25.00 | 3/31/2028 |
| Shorebreeze | Redwood Shores | 1,908 | 11/1/2022 | 1/1/2023 | $ | 64.20 | 10/31/2024 |
| Techmart | Santa Clara | 1,255 | 11/1/2022 | 2/1/2023 | $ | 55.20 | 1/31/2026 |
| Techmart | Santa Clara | 1,183 | 11/4/2022 | 1/1/2023 | $ | 55.80 | 8/31/2023 |
| Metro Center | Foster City | 4,208 | 11/16/2022 | 3/1/2023 | $ | 75.00 | 11/30/2027 |
| 333 Twin Dolphin | Redwood Shores | 27,532 | 12/1/2022 | 2/1/2023 | $ | 70.80 | 9/30/2024 |
| 333 Twin Dolphin | Redwood Shores | 12,809 | 12/1/2022 | 2/1/2023 | $ | 70.80 | 9/30/2024 |
| Concourse | North San Jose | 6,525 | 12/1/2022 | 3/1/2023 | $ | 48.60 | 2/28/2026 |
| Techmart | Santa Clara | 6,681 | 12/1/2022 | 4/1/2023 | $ | 45.00 | 12/31/2023 |
| Techmart | Santa Clara | 4,981 | 12/1/2022 | 2/1/2023 | $ | 54.00 | 2/28/2026 |
| | | | | | | | |
| **Los Angeles, California** | | | | | | | |
| One Westside [5] | West Los Angeles | 550,982 | 11/30/2021 | 7/31/2022 [6] | $ | 64.20 | 11/30/2036 |
| One Westside [5] | West Los Angeles | 39,421 | 11/30/2021 | 7/31/2022 [6] | $ | 32.16 | 11/30/2036 |
| Harlow[7] | Hollywood | 57,323 | 1/1/2022 | 11/1/2022 | $ | 67.51 | 10/31/2032 |
| Harlow[7] | Hollywood | 2,323 | 1/1/2022 | 11/1/2022 | $ | 29.71 | 10/31/2032 |

Page 46 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

| | Submarket | Square Feet | Lease Start Date | Rent Start Date | Starting Base Rents[2] | Lease Expiration Date |
|---|---|---|---|---|---|---|
| **Los Angeles, California (cont.)** | | | | | | |
| 11601 Wilshire | West Los Angeles | 1,788 | 11/1/2022 | 12/1/2022 | $ 64.20 | 1/31/2026 |
| 11601 Wilshire | West Los Angeles | 11,437 | 12/1/2022 | 1/15/2023 | $ 63.00 | 11/30/2024 |
| 11601 Wilshire | West Los Angeles | 9,223 | 12/5/2022 | 1/1/2023 | $ 63.00 | 6/30/2024 |
| 11601 Wilshire | West Los Angeles | 4,464 | 12/15/2022 | 1/1/2023 | $ 48.00 | 12/31/2025 |

(1) Consists of leases that commenced on or prior to December 31, 2022 with upfront free base rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2022.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022.
(4) We own 55% in the consolidated joint venture that owns Hill7.
(5) We own 75% in the consolidated joint venture that owns One Westside.
(6) Subsequent to the rent start date, monthly base rent is abated for the eight-month period from September 2022 through April 2023.
(7) We own 51% in the consolidated joint venture that owns Harlow.

Page 47 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Uncommenced Office Leases—Next Eight Quarters[(1)(2)]

| | Q1 2023 | | Q2 2023 | | Q3 2023 | | Q4 2023 | | Q2 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|
| | SF | Starting Rent per SF[(3)] | SF | Starting Rent per SF[(3)] | SF | Starting Rent per SF[(3)] | SF | Starting Rent per SF[(3)] | SF | Starting Rent per SF[(3)] |
| **Vancouver, British Columbia** | | | | | | | | | | |
| Downtown Vancouver[(4)] | 7,454 | $ 30.29 | 4,173 | $ 36.20 | 4,060 | $ 36.20 | — | $ — | — | $ — |
| **Subtotal** | **7,454** | **30.29** | **4,173** | **36.20** | **4,060** | **36.20** | **—** | **—** | **—** | **—** |
| **Greater Seattle, Washington** | | | | | | | | | | |
| Pioneer Square | 1,036 | 39.00 | — | — | — | — | — | — | — | — |
| **Subtotal** | **1,036** | **39.00** | **—** | **—** | **—** | **—** | **—** | **—** | **—** | **—** |
| **San Francisco Bay Area, California** | | | | | | | | | | |
| San Francisco | 71 | 197.08 | — | — | — | — | — | — | — | — |
| Foster City | 15,680 | 58.49 | 4,460 | 69.96 | — | — | 54,921 | 77.91 | — | — |
| Redwood Shores | 22,280 | 68.39 | — | — | — | — | — | — | — | — |
| Palo Alto | 12,940 | 76.96 | — | — | — | — | — | — | — | — |
| Santa Clara | 1,270 | 52.80 | — | — | — | — | — | — | — | — |
| North San Jose | 25,339 | 49.61 | 84,718 | 46.21 | 2,160 | 48.60 | — | — | — | — |
| **Subtotal** | **77,580** | **61.55** | **89,178** | **47.39** | **2,160** | **48.60** | **54,921** | **77.91** | **—** | **—** |
| **Los Angeles, California** | | | | | | | | | | |
| West Los Angeles | 4,613 | 54.00 | — | — | — | — | — | — | 20,340 | —[(5)] |
| **Subtotal** | **4,613** | **54.00** | **—** | **—** | **—** | **—** | **—** | **—** | **20,340** | **—** |
| **TOTAL UNCOMMENCED[(6)]** | **90,683** | **$ 58.34** | **93,351** | **$ 46.89** | **6,220** | **$ 40.51** | **54,921** | **$ 77.91** | **20,340** | **$ —** |

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to December 31, 2022, but with commencement dates after December 31, 2022 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in first quarter 2024 and third quarter 2024 through fourth quarter 2024.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022.
(5) Management office to be occupied by the Company.
(6) See page 62 for the Company's share of uncommenced leases for the next eight quarters.

Page 48 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Backfilled Office Leases—Next Eight Quarters[1][2]

| | Q1 2023 | | Q2 2023 | | Q3 2023 | | Q4 2023 | | Q1 2024 | | Q2 2024 | | Q3 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | SF | Starting Rent per SF[3] | SF | Starting Rent per SF[3] | SF | Starting Rent per SF[3] | SF | Starting Rent per SF[3] | SF | Starting Rent per SF[3] | SF | Starting Rent per SF[3] | SF | Starting Rent per SF[3] |
| **Vancouver, British Columbia** | | | | | | | | | | | | | | |
| Downtown Vancouver[4] | 4,114 | $ 42.12 | 3,962 | $ 29.55 | — | $ — | — | $ — | 67,197 | $ 38.05 | — | $ — | 5,651 | $ 41.38 |
| **Subtotal** | **4,114** | 42.12 | **3,962** | 29.55 | — | — | — | — | **67,197** | 38.05 | — | — | **5,651** | 41.38 |
| **Greater Seattle, Washington** | | | | | | | | | | | | | | |
| Pioneer Square | — | — | — | — | — | — | 5,870 | 47.27 | — | — | — | — | — | — |
| **Subtotal** | — | — | — | — | — | — | **5,870** | **47.27** | — | — | — | — | — | — |
| **San Francisco Bay Area, California** | | | | | | | | | | | | | | |
| Foster City | — | — | — | — | 13,712 | 75.00 | — | — | — | — | — | — | 45,733 | 77.91 |
| Redwood Shores | 5,496 | 67.80 | — | — | — | — | — | — | — | — | — | — | — | — |
| Palo Alto | — | — | 46,759 | 73.20 | — | — | — | — | — | — | — | — | — | — |
| Santa Clara | 4,945 | 57.00 | — | — | — | — | — | — | — | — | — | — | — | — |
| North San Jose | 1,535 | 30.00 | — | — | — | — | — | — | — | — | — | — | — | — |
| **Subtotal** | **11,976** | **58.5** | **46,759** | **73.20** | **13,712** | **75.00** | — | — | — | — | — | — | **45,733** | **77.91** |
| **Los Angeles, California** | | | | | | | | | | | | | | |
| West Los Angeles | — | — | — | — | 6,024 | 62.00 | 8,563 | 66.00 | — | — | — | — | — | — |
| **Subtotal** | — | — | — | — | **6,024** | **62.00** | **8,563** | **66.00** | — | — | — | — | — | — |
| **TOTAL BACKFILLED[5]** | **16,090** | **54.31** | **50,721** | **69.79** | **19,736** | **71.03** | **14,433** | **58.38** | **67,197** | **38.05** | — | — | **51,384** | **73.89** |
| **TOTAL UNCOMMENCED AND BACKFILLED** | **106,773** | **$ 57.73** | **144,072** | **$ 54.95** | **25,956** | **$ 63.72** | **69,354** | **$ 73.85** | **67,197** | **$ 38.05** | **20,340** | **$ —** | **51,384** | **$ 73.89** |

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to December 31, 2022, but with commencement dates after December 31, 2022 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in second quarter 2024 or fourth quarter 2024.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022.
(5) See page 62 for the Company's share of backfilled leases for the next eight quarters.

Page 49 of 62

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

## Expiring Office Leases—Next Eight Quarters[1]

| | Q1 2023[2] | | Q2-2023 | | Q3-2023 | | Q4-2023 | | Q1-2024 | | Q2-2024 | | Q3-2024 | | Q4-2024 | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] | Expiring SF[3] | Rent/ SF[4] |
| **Vancouver, British Columbia** | | | | | | | | | | | | | | | | |
| Downtown Vancouver[5] | 18,155 | $34.13 | 65,348 | $22.10 (6) | 20,900 | $30.16 | 38,345 | $32.45 | 91,656 | $31.41 (7) | 83,175 | $20.25 (8) | 39,263 | $32.22 | 88,169 | $34.45 (9) |
| **Subtotal** | **18,155** | **34.13** | **65,348** | **22.10** | **20,900** | **30.16** | **38,345** | **32.45** | **91,656** | **31.41** | **83,175** | **20.25** | **39,263** | **32.22** | **88,169** | **34.45** |
| **Greater Seattle, Washington** | | | | | | | | | | | | | | | | |
| Denny Triangle | 656 | 34.18 | — | — | — | — | 140,526 | 32.98 (10) | — | — | — | — | — | — | — | — |
| Pioneer Square | — | — | — | — | — | — | 59,486 | 32.56 (11) | 12,152 | 36.65 | — | — | 12,424 | 43.62 | 79,363 | 48.95 (12) |
| **Subtotal** | **656** | **34.18** | **—** | **—** | **—** | **—** | **200,012** | **32.85** | **12,152** | **36.65** | **—** | **—** | **12,424** | **43.62** | **79,363** | **48.95** |
| **San Francisco Bay Area, California** | | | | | | | | | | | | | | | | |
| Foster City | 31,706 | 54.31 | 17,430 | 41.99 | 10,694 | 72.16 | 54,806 | 71.78 (13) | 12,236 | 63.25 | 21,298 | 64.18 | 40,617 | 58.32 | 16,312 | 75.98 |
| Palo Alto | 13,065 | — (14) | 82,515 | 89.64 (15) | 69,388 | 81.15 (16) | 9,575 | 80.34 | 13,291 | 93.94 | 19,175 | 92.44 | 5,248 | 105.34 | — | — |
| Redwood Shores | 66,714 | 54.71 (17) | 41,876 | 63.63 | 38,111 | 45.56 | 51,756 | 66.12 (18) | 51,388 | 66.23 (19) | 89,162 | 75.41 (20) | 76,422 | 72.94 (21) | 104,691 | 72.38 (22) |
| San Francisco | 19,419 | 10.78 | 279 | — (23) | 472,277 | 53.65 (24) | 1,742 | 86.46 | 83,639 | 75.62 (25) | 3,895 | 113.82 | 60,093 | 95.92 (26) | 106,661 | 76.62 (27) |
| North San Jose | 128,325 | 40.62 (28) | 115,020 | 47.65 (29) | 38,302 | 50.36 | 55,387 | 49.34 (30) | 89,393 | 48.80 (31) | 273,433 | 44.27 (32) | 57,130 | 49.69 (33) | 65,878 | 51.29 (34) |
| Santa Clara | 19,098 | 55.73 | 1,093 | 55.80 | 1,183 | 55.80 | 22,661 | 52.20 | 38,958 | 56.69 | 3,865 | 59.43 | 16,557 | 54.38 | 3,334 | 58.35 |
| **Subtotal** | **278,327** | **42.60** | **258,213** | **63.26** | **629,955** | **56.31** | **195,927** | **62.22** | **288,905** | **63.42** | **410,828** | **55.11** | **256,067** | **70.29** | **296,876** | **69.26** |
| **Los Angeles, California** | | | | | | | | | | | | | | | | |
| West Los Angeles | 1,639 | — (35) | 16,081 | 41.21 | 26,533 | 60.41 | 6,483 | 60.45 | 36,751 | 54.93 | 59,540 | 54.89 (36) | 40,227 | 51.67 | 22,232 | 66.12 |
| **Subtotal** | **1,639** | **—** | **16,081** | **41.21** | **26,533** | **60.41** | **6,483** | **60.45** | **36,751** | **54.93** | **59,540** | **54.89** | **40,227** | **51.67** | **22,232** | **66.12** |
| **TOTAL** | **298,777** | **$41.84** | **339,642** | **$54.30** | **677,388** | **$55.66** | **440,767** | **$46.28** | **429,464** | **$55.10** | **553,543** | **$49.85** | **347,981** | **$62.89** | **486,640** | **$59.50** |
| **Expirations as % of Total In-Service Portfolio** | **2.0%** | | **2.3%** | | **4.6%** | | **3.0%** | | **2.9%** | | **3.8%** | | **2.4%** | | **3.3%** | |

Page 50 of 62

Page 51 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (1) This does not reflect 340,616 square feet that expired on December 31, 2022. This table omits submarkets without any expirations over the next eight quarters. See page 62 for the Company’s share of expiring leases for the next eight quarters. (2) First quarter 2023 expiring square footage does not include 27,932 square feet of month-to-month leases. (3) Includes leases that expire on the last day of the quarter. (4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (5) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2022. (6) Top three expiring tenants at Bentall Centre by square footage: (i) Young Women’s Christian Association for 19,058 square feet, (ii) Bentall Green Oak LP for 16,759 square feet, and (iii) Sabina Gold Silver Corp for 10,605 square feet. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Blake Services Inc. for 63,292 square feet, (ii) Pretium Resources Inc. for 16,800 square feet, and (iii) Export Development Canada for 6,779 square feet. Effective second quarter 2024, Bank of Montreal will occupy the suites vacated by Blake Services, Inc. at Bentall Centre. (8) Top three expiring tenants at Bentall Centre by square footage: (i) Bank of Montreal for 71,100 square feet, (ii) Canada Post Corporation for 3,680 square feet, and (iii) Saliance Global Holdings Co. for 3,646 square feet. (9) Top three expiring tenants at Bentall Centre by square footage: (i) Absolute Soft Corporation for 49,813 square feet, (ii) Cosco Shipping Lines Canada Inc. for 11,524 square feet, and (iii) Echelon Wealth Partners Inc. for 9,629 square feet. (10) Total expiring square footage consists of: (i) Amazon at Met Park North for 139,824 square feet and (ii) Subway at Met Park North for 702 square feet. (11) Top three expiring tenants by square footage: (i) Dell EMC Corporation at 505 First for 42,954 square feet, (ii) Armoire Inc. at 505 First for 7,342 square feet, and (iii) Graham Group (US) Inc. at 411 First for 5,870 square feet. (12) Total expiring square footage consists of: (i) RealSelf Inc. at 83 King for 74,700 square feet, (ii) Falkon AI Inc. at 411 First for 3,064 square feet, and (iii) Stolte Family LLC at 411 First for 1,599 square feet. (13) Top three expiring tenants by square footage: (i) Quinstreet, Inc. at Metro Center for 44,556 square feet, (ii) Sycomp a Technology Company, Inc. at Metro Center for 6,605 square feet, and (iii) Cafe Savini at Metro Center for 2,222 square feet. Effective third quarter 2024, Coupa Software Inc. will occupy the suites vacated by Quinstreet, Inc.at Metro Center. (14) Total expiring square footage consists of space occupied by a short-term temporary tenant with no base rent. (15) Top three expiring tenants by square footage: (i) Lockheed Martin Corporation at 3176 Porter for 42,899 square feet, (ii) Toyota at Page Mill Center for 22,392 square feet, and (iii) Ciitizen Corporation at Palo Alto Square for 5,244 square feet. Effective second quarter 2023, Stanford University/Board of Trustees Leland Stanford will occupy the suites vacated by Lockheed Martin Corporation at 3176 Porter. (16) Total expiring square footage consists of: (i) Gibson, Dunn & Crutcher, LLP at Page Mill Hill for 48,771 square feet, and (ii) Luminar Technologies, Inc. at Page Mill Hill for 20,617 square feet. (17) Top three expiring tenants by square footage: (i) Host Analytics, Inc. at 555 Twin Dolphin for 35,006 square feet, (ii) BigPanda Inc. at 555 Twin Dolphin for 7,095 square feet, and (iii) Z21 Labs Inc. at Shorebreeze for 3,939 square feet. (18) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 20,246 square feet, (ii) Ameriprise Holdings, Inc. at Shorebreeze for 6,861 square feet, and (iii) Colliers Parish International, Inc. at Towers at Shore Center for 6,257 square feet. (19) Total expiring square footage consists of: (i) Check Point SOFT Technologies, Inc. at Skyway Landing for 40,265 square feet, (ii) Livingly Media, Inc. at Towers at Shore Center for 8,241 square feet, and (iii) Delinea Inc. at Towers at Shore Center for 2,882 square feet. (20) Top three expiring tenants by square footage: (i) Poshmark, Inc. at Towers at Shore Center for 75,876 square feet, (ii) Troutman Pepper Hamilton Sanders LLP at 333 Twin Dolphin for 6,815 square feet, and (iii) The Danko Law Firm at 333 Twin Dolphin for 3,534 square feet. (21) Top three expiring tenants by square footage: (i) Coherus Biosciences, Inc. at 333 Twin Dolphin for 47,789 square feet, (ii) Y Media Labs LLC at Shorebreeze for 20,219 square feet, and (iii) DPM Property Management at 555 Twin Dolphin for 4,499 square feet. (22) Top three expiring tenants by square footage: (i) Auris Health Inc. at 333 Twin Dolphin for 27,416 square feet, (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 16,795 square feet, and (iii) Alarm.com at 555 Twin Dolphin for 15,719 square feet. (23) Total expiring square footage consists of space occupied by tenants paying percent rent in lieu of base rent. (24) Top three expiring tenants by square footage: (i) Block, Inc. (Formerly Square, Inc.) at 1455 Market for 469,056 square feet, (ii) June SF LLC at Ferry Building for 1,115 square feet and (iii) Tsar Nicoulai, Inc. at Ferry Building for 515 square feet. (25) Total expiring square footage consists of: (i) Nordstrom Rack at 901 Market for 45,496 square feet, (ii) Ziff Davis, LLC at 625 Second for 35,350 square feet, and (iii) Ferry Plaza Wine Merchant LP at Ferry Building for 2,793 square feet. (26) Top three expiring tenants by square footage: (i) DoorDash, Inc. at 901 Market for 50,821 square feet, (ii) Globant LLC at 875 Howard for 5,931 square feet, and (iii) KABO LLC at Ferry Building for 1,495 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Page 52 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 (27) Top three expiring tenants by square footage: (i) Bank of America at 1455 Market for 68,991 square feet, (ii) Snap, Inc. at 875 Howard for 33,291 square feet, and (iii) Doughtronics, Inc. at Ferry Building for 2,683 square feet. (28) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) New York Life Insurance at Concourse for 28,489 square feet, and (iii) GEO Semiconductor, Inc. at Metro Plaza for 13,583 square feet. (29) Top three expiring tenants by square footage: (i) Nutanix, Inc. at Metro Plaza for 51,256 square feet, (ii) Arrow Electronics, Inc. at Skyport Plaza for 19,939 square feet, and (iii) Dexerials America Corporation at Gateway for 7,872 square feet. (30) Top three expiring tenants by square footage: (i) GTT Americas, LLC at Concourse for 9,981 square feet, (ii) Gilbane Building Company at Gateway for 7,245 square feet. and (iii) Miller Morton Caillat & Nevis, LLP at Gateway for 6,474 square feet. (31) Top three expiring tenants by square footage: (i) Aerotek, Inc. at Metro Plaza for 25,565 square feet, (ii) Watry Design, Inc. at Gateway for 10,942 square feet, and (iii) Sima Technologies, Inc. at Concourse for 10,389 square feet. (32) Top three expiring tenants by square footage: (i) Nutanix, Inc. at Concourse for 117,001 square feet, (ii) FICO at Metro Plaza for 45,440 square feet, and (iii) Synopsys, Inc. at Concourse for 28,930 square feet. (33) Top three expiring tenants by square footage: (i) Pixelworks, Inc. at Concourse for 10,051 square feet, (ii) Effectus Group LLC at Concourse for 7,138 square feet, and (iii) Holder Construction Group, LLC at Gateway for 5,520 square feet. (34) Top three expiring tenants by square footage: (i) Alkira, Inc. at Gateway for 12,032 square feet, (ii) Skybox Security, Inc. at Gateway for 8,633, and (iii) Archway Insurance Brokers at Concourse for 7,711 square feet. (35) Total expiring square footage consists of space occupied by the Company’s management office. (36) Top three expiring tenants by square footage: (i) Baker & Hostetler LLP at 11601 Wilshire for 39,832 square feet, (ii) Fanatics SVP at 11601 Wilshire for 9,223 square feet, and (iii) EPAM Systems, Inc. at 11601 Wilshire for 4,000 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Expiring Office Leases—Annual

| | | | Company's Share | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| Year of Lease Expiration | Number of Leases Expiring | Square Footage of Expiring Leases[1] | Square Footage of Expiring Leases[2] | Percent of Office Portfolio Square Feet | Annualized Base Rent[3] | Percentage of Office Portfolio Annualized Base Rent | Annualized Base Rent Per Leased Square Foot[4] | Annualized Base Rent at Expiration | Annualized Base Rent Per Lease Square Foot at Expiration[5] |
| Vacant | | 2,613,113 | 2,507,618 | 19.3 % | | | | | |
| 2022 | 23 | 335,609 | 318,236 | 2.5 % | $ 15,925,373 | 2.7 % | $ 50.04 | $ 15,925,373 | $ 50.04 |
| 2023 | 181 | 1,715,646 | 1,386,136 | 10.7 | 74,185,115 | 12.5 | 53.52 | 74,354,963 | 53.64 |
| 2024 | 177 | 1,817,628 | 1,538,321 | 11.8 | 87,453,071 | 14.6 | 56.85 | 92,183,394 | 59.92 |
| 2025 | 145 | 1,889,511 | 1,550,542 | 12.0 | 94,240,589 | 15.9 | 60.78 | 101,095,277 | 65.20 |
| 2026 | 71 | 704,681 | 641,128 | 4.9 | 39,767,322 | 6.7 | 62.03 | 43,867,132 | 68.42 |
| 2027 | 92 | 970,573 | 822,819 | 6.3 | 49,181,270 | 8.3 | 59.77 | 55,353,025 | 67.27 |
| 2028 | 43 | 989,186 | 818,986 | 6.3 | 57,449,900 | 9.7 | 70.15 | 66,664,159 | 81.40 |
| 2029 | 22 | 378,524 | 271,028 | 2.1 | 20,317,704 | 3.4 | 74.97 | 24,074,742 | 88.83 |
| 2030 | 17 | 1,543,298 | 1,180,165 | 9.1 | 57,081,566 | 9.6 | 48.37 | 72,898,772 | 61.77 |
| 2031 | 14 | 1,103,292 | 674,300 | 5.2 | 38,343,420 | 6.4 | 56.86 | 50,432,614 | 74.79 |
| Thereafter | 25 | 1,306,413 | 838,865 | 6.5 | 46,759,609 | 7.9 | 55.74 | 66,916,815 | 79.77 |
| Building management use[6] | 43 | 189,312 | 163,310 | 1.3 | — | — | — | — | — |
| Signed leases not commenced[7] | 38 | 265,515 | 252,933 | 2.0 | 13,773,153 | 2.3 | 54.45 | 16,628,634 | 65.74 |
| **TOTAL/WEIGHTED AVERAGE** | **891** | **15,822,301** | **12,964,387** | **100.0 %** | **$ 594,478,092** | **100.0 %** | **$ 56.85** | **$ 680,394,900** | **$ 65.07** |

(1) Total expiring square footage does not include 27,932 square feet of month-to-month leases.
(2) Total expiring square footage does not include 16,418 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of December 31, 2022, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2022.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2022.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of December 31, 2022 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of December 31, 2022, divided by (ii) square footage under uncommenced leases as of December 31, 2022.

Page 53 of 62

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Definitions and Reconciliations

Page 55 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) the Company’s Share of non-cash compensation expense, the Company’s Share of the net amortization of deferred financing costs and loan discounts/premiums and the Company’s share of non-real estate depreciation and amortization and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, and amortization of above-and below-market ground lease intangible assets and liabilities. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a SOFR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partners’ share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Consolidated Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Consolidated Unsecured and Secured Debt, (ii) Series A preferred units, (iii) Series C cumulative redeemable preferred stock and (iv) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio, One Westside and 10850 Pico and 1918 Eighth joint ventures is included.

Page 56 of 62 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Performance Stock Units (“PSUs”), including stock grants under our 2020, 2021 and 2022 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under our 2020, 2021 and 2022 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Reconciliation of Net (Loss) Income to Net Operating Income

Unaudited, in thousands

| | Three Months Ended December 31, 2022 | Three Months Ended December 31, 2021 | Year Ended December 31, 2022 | Year Ended December 31, 2021 |
|---|---|---|---|---|
| **Net (loss) income** | $ (5,656) | $ 16,753 | $ (16,517) | $ 29,012 |
| Adjustments: | | | | |
| Loss (income) from unconsolidated real estate entities | 788 | (151) | (943) | (1,822) |
| Fee income | (4,850) | (898) | (7,972) | (3,221) |
| Interest expense | 48,085 | 30,139 | 149,901 | 121,939 |
| Interest income | (314) | (926) | (2,340) | (3,794) |
| Management services reimbursement income—unconsolidated joint ventures | (1,004) | (253) | (4,163) | (1,132) |
| Management services expense—unconsolidated joint ventures | 1,004 | 253 | 4,163 | 1,132 |
| Transaction-related expenses | 3,643 | 1,547 | 14,356 | 8,911 |
| Unrealized loss (gain) on non-real estate investment | 378 | (4,951) | 1,440 | (16,571) |
| Loss on extinguishment of debt | — | 10 | — | 6,259 |
| Loss on sale of real estate | 1,984 | — | 2,164 | — |
| Impairment loss | — | — | 28,548 | 2,762 |
| Other (income) expense | (4,904) | 1,006 | (8,951) | 2,553 |
| General and administrative | 17,323 | 17,500 | 79,501 | 71,346 |
| Depreciation and amortization | 96,518 | 88,107 | 373,219 | 343,614 |
| **Net Operating Income** | **$ 152,995** | **$ 148,136** | **$ 612,406** | **$ 560,988** |
| **Net Operating Income Breakdown** | | | | |
| Same-Store Office cash revenues | $ 183,858 | $ 177,619 | $ 716,642 | $ 690,951 |
| Straight-line rent | (6,773) | 1,384 | (6,871) | 13,108 |
| Amortization of above-market and below-market leases, net | 1,469 | 3,032 | 7,262 | 11,382 |
| Amortization of lease incentive costs | (290) | (404) | (1,416) | (1,672) |
| **Same-Store Office revenues** | **178,264** | **181,631** | **715,617** | **713,769** |
| Same-Store Studios cash revenues | 21,677 | 20,113 | 83,343 | 78,877 |
| Straight-line rent | 414 | 665 | 2,091 | 1,555 |
| Amortization of lease incentive costs | (9) | (9) | (37) | (37) |
| **Same-Store Studio revenues** | **22,082** | **20,769** | **85,397** | **80,395** |
| **Same-Store property revenues** | **200,346** | **202,400** | **801,014** | **794,164** |
| Same-Store Office cash expenses | 66,028 | 62,011 | 255,451 | 240,664 |
| Straight-line rent | 325 | 325 | 1,301 | 1,342 |
| Non-cash compensation expense | 21 | 11 | 85 | 42 |
| Amortization of above-market and below-market ground leases, net | 586 | 586 | 2,344 | 2,344 |
| **Same-Store Office expenses** | **66,960** | **62,933** | **259,181** | **244,392** |
| Same-Store Studio cash expenses | 12,558 | 12,157 | 49,321 | 44,799 |
| Non-cash compensation expense | 240 | 79 | 449 | 316 |
| **Same-Store Studio expenses** | **12,798** | **12,236** | **49,770** | **45,115** |
| **Same-Store property expenses** | **79,758** | **75,169** | **308,951** | **289,507** |
| **Same-Store net operating income** | **120,588** | **127,231** | **492,063** | **504,657** |
| **Non-Same-Store net operating income** | **32,407** | **20,905** | **120,343** | **56,331** |
| **Net Operating Income** | **$ 152,995** | **$ 148,136** | **$ 612,406** | **$ 560,988** |

Page 57 of 62

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

# Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

**Unaudited, in thousands**

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| **Quarter To Date** | **December 31, 2022** | **September 30, 2022** | **June 30, 2022** | **March 31, 2022** | **December 31, 2021** |
| **Net (loss) income** | $ (5,656) | $ (6,792) | $ 3,546 | $ (7,615) | $ 16,753 |
| Interest income—Consolidated | (314) | (196) | (920) | (910) | (926) |
| Interest expense—Consolidated | 48,085 | 37,261 | 33,719 | 30,836 | 30,139 |
| Depreciation and amortization—Consolidated | 96,518 | 93,070 | 91,438 | 92,193 | 88,107 |
| **EBITDA** | **138,633** | **123,343** | **127,783** | **114,504** | **134,073** |
| Unconsolidated real estate entities depreciation and amortization | 1,355 | 1,278 | 1,320 | 1,369 | 1,497 |
| Unconsolidated real estate entities interest expense | 1,524 | 1,214 | 858 | 644 | 629 |
| **EBITDAre** | **141,512** | **125,835** | **129,961** | **116,517** | **136,199** |
| Impairment loss | — | 4,795 | 3,250 | 20,503 | — |
| Unrealized loss (gain) on non-real estate investments | 378 | 894 | 1,818 | (1,650) | (4,951) |
| Loss on sale of real estate | 1,984 | 180 | — | — | — |
| Other (income) expense | (4,904) | (2,453) | (742) | (852) | 1,006 |
| Transaction-related expenses | 3,643 | 9,331 | 1,126 | 256 | 1,547 |
| Non-cash compensation expense | 6,480 | 6,494 | 5,993 | 5,329 | 5,445 |
| Straight-line rent receivables, net | (3,154) | (5,379) | (12,300) | (14,477) | (5,957) |
| Non-cash amortization of above-market and below-market leases, net | (1,639) | (1,701) | (1,953) | (2,739) | (3,134) |
| Non-cash amortization of above-market and below-market ground leases, net | 689 | 687 | 687 | 668 | 603 |
| Amortization of lease incentive costs | 323 | 359 | 431 | 432 | 458 |
| Loss on extinguishment of debt | — | — | — | — | 10 |
| **Adjusted EBITDAre** | **145,312** | **139,042** | **128,271** | **123,987** | **131,226** |
| Prior period property tax reassessment | — | 481 | 682 | — | — |
| **Adjusted EBITDAre (excluding specified items)** | **145,312** | **139,523** | **128,953** | **123,987** | **131,226** |
| Studio cash NOI | (9,119) | (9,235) | (8,323) | (8,275) | (7,956) |
| **Office property Adjusted EBITDAre** | **136,193** | **130,288** | **120,630** | **115,712** | **123,270** |
| x Annualization factor | 4 | 4 | 4 | 4 | 4 |
| **Annualized office property Adjusted EBITDAre** | **544,772** | **521,152** | **482,520** | **462,848** | **493,080** |
| Trailing 12-mo studio cash NOI | 34,952 | 33,789 | 32,312 | 31,712 | 33,115 |
| **Cash Adjusted EBITDAre for selected ratios** | **$ 579,724** | **554,941** | **514,832** | **494,560** | **526,195** |
| Less: Partners' share of cash Adjusted EBITDAre | (87,054) | (76,212) | (77,485) | (70,761) | (77,500) |
| **Company's Share of Cash Adjusted EBITDAre** | **$ 492,670** | **$ 478,729** | **$ 437,347** | **$ 423,799** | **$ 448,695** |
| Total Consolidated Unsecured and Secured Debt | 4,610,088 | 4,476,575 | 4,154,200 | 4,000,720 | 3,764,874 |
| Less: Consolidated cash and cash equivalents | (255,761) | (161,667) | (266,538) | (137,598) | (96,555) |
| **Consolidated Debt, Net** | **$ 4,354,327** | **$ 4,314,908** | **$ 3,887,662** | **$ 3,863,122** | **$ 3,668,319** |
| Less: Partners' share of debt, net | (659,073) | (648,641) | (632,558) | (652,037) | (665,027) |
| **Company's Share of Debt, Net (excluding Series A preferred units)** | **$ 3,695,254** | **$ 3,666,267** | **$ 3,255,104** | **$ 3,211,085** | **$ 3,003,292** |
| **Cash Adjusted EBITDAre for selected ratios / Consolidated Debt, Net** | **7.5x** | **7.8x** | **7.6x** | **7.8x** | **7.0x** |
| **Company's Share of Cash Adjusted EBITDAre / Company's Share of Debt, Net** | **7.5x** | **7.7x** | **7.4x** | **7.6x** | **6.7x** |

Page 58 of 62

**Hudson Pacific Properties, Inc.**

**Supplemental Information | Fourth Quarter 2022**

## Company Outlook

**Unaudited, in thousands**

| | Current Guidance Full Year 2023 | | Previous Guidance Full Year 2022 | | Actuals Full Year 2022 |
|---|---|---|---|---|---|
| Metric | Low | High | Low | High | Total |
| FFO per share | $1.77 | $1.87 | $2.01 | $2.05 | $2.02 |
| Total growth in same-store property cash NOI[(1)(2)] | 2.50% | 3.50% | 2.50% | 3.50% | 2.24% |
| GAAP non-cash revenue (straight-line rent and above/below-market rents)[(3)] | $23,000 | $33,000 | $40,000 | $50,000 | $45,006 |
| GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) | $(7,500) | $(9,500) | $(4,500) | $(4,500) | $(6,303) |
| General and administrative expenses[(4)] | $(70,000) | $(76,000) | $(79,000) | $(83,000) | $(79,501) |
| Interest expense[(5)] | $(203,000) | $(213,000) | $(151,500) | $(154,500) | $(149,901) |
| Non-real estate depreciation and amortization | $(31,000) | $(33,000) | $(19,900) | $(20,100) | $(23,110) |
| FFO from unconsolidated joint ventures | $4,250 | $6,250 | $7,000 | $8,000 | $6,265 |
| FFO attributable to non-controlling interests | $(48,000) | $(52,000) | $(69,500) | $(73,500) | $(71,153) |
| FFO attributable to preferred units / shares | (21,000) | (21,000) | (21,000) | (21,000) | (21,043) |
| Weighted average common stock/units outstanding—diluted[(6)] | 142,500 | 143,500 | 146,000 | 147,000 | 145,712 |

(1) Same-store for the full year 2023 is defined as the 43 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2022, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2023.
(2) Please see non-GAAP information below for definition of cash NOI.
(3) Includes non-cash straight-line rent associated with the studio and office properties.
(4) Includes non-cash compensation expense, which the Company estimates at $26,000 in 2023.
(5) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $11,500 in 2023.
(6) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2023 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2021, 2022 and 2023 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

Page 59 of 62

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2022 Appendix

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2022

## Total Portfolio Company's Share

| | Company's Share | | | | | |
|---|---|---|---|---|---|---|
| | Number of Properties | Rentable Square Feet | Percent Occupied | Percent Leased | Annual Base Rent | Annual Base Rent Per Square Foot |
| **Office** | | | | | | |
| **In-Service** | | | | | | |
| Vancouver, British Columbia | 1 | 302,345 | 93.6% | 94.6% | $ 8,161,606 | $ 28.85 |
| Greater Seattle, Washington | 8 | 1,718,112 | 82.6 | 82.7 | 54,511,422 | 38.39 |
| San Francisco Bay Area, California | 25 | 7,552,088 | 82.9 | 85.6 | 387,749,848 | 61.91 |
| Los Angeles, California | 14 | 2,231,325 | 97.7 | 98.8 | 126,539,554 | 58.05 |
| **Total** | **48** | **11,803,870** | **86.0** | **87.9** | **576,962,430** | **56.87** |
| **Studios** | | | | | | |
| **Same-Store** | | | | | | |
| Los Angeles, California | 3 | 627,532 | 84.6% | 84.6 | 23,960,504 | 44.74 |
| **Non-Same-Store** | | | | | | |
| Albuquerque, New Mexico | 1 | 35,562 | — | — | — | — |
| **Total** | **4** | **663,094** | | | | |
| **Repositioning, Redevelopment, Development, Held-for-Sale** | | | | | | |
| Greater Seattle, Washington | 2 | 581,905 | — | — | — | — |
| San Francisco Bay Area, California | 1 | 522,785 | 14.2 | 17.9 | 4,190,976 | 56.37 |
| Los Angeles, California | 2 | 205,617 | — | — | 383 | — |
| **Total**[(1)] | **5** | **1,310,307** | **5.7%** | **7.1%** | **$ 4,191,359** | **$ 56.38** |
| **Land** | | | | | | |
| Vancouver, British Columbia | 1 | 90,000 | | | | |
| San Francisco Bay Area, California | 1 | 350,000 | | | | |
| Los Angeles, California | 4 | 1,069,283 | | | | |
| Greater London, United Kingdom | 1 | 408,571 | | | | |
| **Total** | **7** | **1,917,854** | | | | |
| **TOTAL PORTFOLIO** | **64** | **15,695,125** | | | | |

(1) Includes one property classified as held-for-sale as of December 31, 2022. Please see page 35 for details.

Page 61 of 62

**Hudson Pacific Properties, Inc.**
**Supplemental Information | Fourth Quarter 2022**

# Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

| | Company's Share | | | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Q1 2023 | | Q2 2023 | | Q3 2023 | | Q4 2023 | | Q1 2024 | | Q2 2024 | | Q3 2024 | | Q4 2024 | |
| | SF | Rent per SF | SF | Rent per SF | SF | Rent per SF | SF | Rent per SF | SF | Rent per SF | SF | Rent per SF | SF | Rent per SF | SF | Rent per SF |
| **Uncommenced Office Leases—Next Eight Quarters** | | | | | | | | | | | | | | | | |
| Vancouver, British Columbia | 1,491 | $ 30.29 | 835 | $ 36.20 | 812 | $ 36.20 | — | $ — | — | $ — | — | $ — | — | $ — | — | $ — |
| Greater Seattle, Washington | 1,036 | 39.00 | — | — | — | — | — | — | — | — | — | — | — | — | — | — |
| San Francisco Bay Area, California | 77,548 | 61.49 | 89,178 | 47.39 | 2,160 | 48.60 | 54,921 | 77.91 | — | — | — | — | — | — | — | — |
| Los Angeles, California | 4,613 | 54.00 | — | — | — | — | — | — | — | — | 20,340 | — | — | — | — | — |
| **Total** | **84,688** | **60.26** | **90,013** | **47.29** | **2,972** | **45.21** | **54,921** | **77.91** | **—** | **—** | **20,340** | **—** | **—** | **—** | **—** | **—** |
| **Backfilled Office Leases—Next Eight Quarters** | | | | | | | | | | | | | | | | |
| Vancouver, British Columbia | 823 | 42.12 | 792 | 29.55 | — | — | — | — | 13,439 | 38.05 | — | — | 1,130 | 41.38 | — | — |
| Greater Seattle, Washington | — | — | — | — | — | — | 5,870 | 47.27 | — | — | — | — | — | — | — | — |
| San Francisco Bay Area, California | 11,976 | 58.50 | 46,759 | 73.20 | 13,712 | 75.00 | — | — | — | — | — | — | 45,733 | 77.91 | — | — |
| Los Angeles, California | — | — | — | — | 6,024 | 62.00 | 8,563 | 66.00 | — | — | — | — | — | — | — | — |
| **Total** | **12,799** | **57.44** | **47,551** | **72.47** | **19,736** | **71.03** | **14,433** | **58.38** | **13,439** | **38.05** | **—** | **—** | **46,863** | **77.03** | **—** | **—** |
| **Expiring Office Leases—Next Eight Quarters** | | | | | | | | | | | | | | | | |
| Vancouver, British Columbia | 3,631 | 34.13 | 13,070 | 22.10 | 4,180 | 30.16 | 7,669 | 32.45 | 18,331 | 31.41 | 16,635 | 20.25 | 7,853 | 32.22 | 17,634 | 34.45 |
| Greater Seattle, Washington | 656 | 34.18 | — | — | — | — | 200,012 | 32.85 | 12,152 | 36.65 | — | — | 12,424 | 43.62 | 79,363 | 48.95 |
| San Francisco Bay Area, California | 275,184 | 42.75 | 258,087 | 63.29 | 417,430 | 57.66 | 195,694 | 62.08 | 287,648 | 63.37 | 409,108 | 54.87 | 254,564 | 69.99 | 263,860 | 69.01 |
| Los Angeles, California | 1,639 | — | 16,081 | 41.21 | 26,533 | 60.41 | 6,483 | 60.45 | 36,751 | 54.93 | 59,540 | 54.89 | 40,227 | 51.67 | 22,232 | 66.12 |
| **Total** | **281,110** | **$ 42.37** | **287,238** | **$ 60.18** | **448,143** | **$ 57.57** | **409,858** | **$ 47.23** | **354,882** | **$ 59.93** | **485,283** | **$ 53.69** | **315,068** | **$ 65.67** | **383,089** | **$ 63.09** |

Page 62 of 62

Los Angeles | Silicon Valley | San Francisco | Seattle | Vancouver HudsonPacificProperties.com